                                                                    EXHIBIT 10.8

                              MARKETING AGREEMENT

     This Marketing Agreement (this "Marketing Agreement") is made and entered into as of April 13, 1999 by and between DIRECTV, Inc., a California corporation ("DIRECTV"), and TiVo Inc., a Delaware corporation ("TiVo") (each a "Party" and, collectively, the "Parties").

     Whereas, DIRECTV is a leading digital satellite broadcaster and service operator in the United States;

     Whereas, TiVo has developed and plans to provide customized television programming services;

     Whereas, the Parties desire to establish a strategic business relationship whereby DIRECTV will provide marketing access to its United States subscribers and offer promotional support for TiVo's customized television programming services and TiVo products; and

     Whereas, to further their strategic business relationship, (i) concurrently with entering into this Marketing Agreement, TiVo and DIRECTV are entering into a Stock Purchase Agreement (the "Stock Purchase Agreement") pursuant to which DIRECTV is making an equity investment in TiVo, and (ii) pursuant to this Marketing Agreement, DIRECTV will receive additional equity in TiVo.

     Now, Therefore, in consideration of the foregoing and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.   CERTAIN DEFINITIONS

     Defined terms used but not defined in the Marketing Agreement will be as defined in Appendix I attached hereto.

2.   MARKETING OBLIGATIONS

     2.1 DIRECTV Marketing Support. On the terms and subject to TiVo's compliance with Section 2.8 below, for a period of two (2) years from and including the Launch Date (the "Marketing Period"), DIRECTV shall provide to TiVo the following marketing and sales support:

          2.1.1 Sales Force and Distribution Channel Support. At such time as TiVo, or a third party authorized by TiVo, begins distributing the TiVo Products in retail sales channels and the TiVo Products are available in sufficient quantity to satisfy a successful product introduction in such channels to DIRECTV's reasonable satisfaction, DIRECTV shall use its commercially reasonable efforts to encourage retailers to distribute the TiVo Products (including the TiVo Stand-Alone Receiver and the DIRECTV/TiVo Combo Receiver) and the TiVo Service to the extent set forth, below at no additional cost to TiVo:

                                       1.

               (a) TiVo Stand-Alone Receiver. In connection with marketing and sales of the TiVo Stand-Alone Receiver, (i) DIRECTV shall provide training regarding the use of the TiVo Products and the TiVo Service to DIRECTV's sales employees (other than telemarketing sales employees) located within the United States (the "DIRECTV Sales Force") for the purpose of encouraging the DIRECTV Sales Force to promote the TiVo Products and the TiVo Service in retail sales channels; (ii) in all retail locations where DIRECTV is permitted to display point-of-sale promotional materials or displays and the Tivo Products or the Tivo Services are sold, DIRECTV shall include references to the TiVo Products and/or the TiVo Service in DIRECTV point-of-sale materials and/or displays that describe multiple services and features which are offered by DIRECTV and/or included in the DIRECTV Service, including DIRECTV's consumer take-away fliers (but not including point-of-sale materials or displays relating to DIRECTV promotions for specific third party programming offered by DIRECTV), and (iii) DIRECTV shall include TiVo promotional materials (provided to DIRECTV at TiVo's expense) in all DIRECTV new subscriber welcome kits provided to new DIRECTV Subscribers who order DIRECTV Service at retail locations (other than DIRECTV Subscribers that become DIRECTV Subscribers pursuant to DIRECTV's contractual relationships with NRTC or telephone operating companies). DIRECTV and TiVo shall mutually agree on the placement, size and content of all references to the TiVo Products and the TiVo Service in DIRECTV point-of-sale materials and displays and the size and content of all TiVo promotional materials included in DIRECTV new subscriber welcome kits.

               (b) DIRECTV/TiVo Combo Receiver. In connection with marketing and sales of the DIRECTV/TiVo Combo Receiver, (i) DIRECTV shall perform all of the actions set forth above under Section 2.1.1(a); and (ii) DIRECTV and TiVo shall work together in good faith with any third party manufacturers of the DIRECTV/TiVo Combo Receiver to develop and implement a joint marketing strategy to promote sales of the DIRECTV/TiVo Combo Receiver.

               (c) Cooperation. TiVo shall cooperate with DIRECTV to provide reasonable assistance to DIRECTV in its training of the DIRECTV Sales Force, which shall include TiVo causing one or more of its employees or representatives to attend and/or conduct all such training sessions and TiVo providing all materials for such sessions and demo TiVo Products for DIRECTV sales offices. The Parties agree to cooperate reasonably and in good faith to develop and offer joint sales promotions of DIRECTV and TiVo products and services.

       2.1.2 Commercial and Infomercial Avails. DIRECTV shall broadcast via the DIRECTV Service commercials and infomercials promoting the TiVo Service and/or the TiVo Products ("TiVo Television Advertising"). The TiVo Television Advertising which DIRECTV shall be obligated to broadcast is described in more detail on Schedule 2.1.2, but shall include the obligation of DIRECTV to provide one channel on the DIRECTV Service dedicated to airing one or more infomercials promoting the TiVo Service and/or the TiVo Products on a continual basis for twenty-four (24) hours per day, seven (7) days per week, for a period of six (6) months beginning as soon as practicable following the Launch Date (the "TiVo infomercials"). DIRECTV shall insert TiVo Television Advertising only in the positions and at the times which DIRECTV designates therefor and without interruption of any program of the DIRECTV Service. The availability of any period of time during which TiVo Television Advertising can be inserted shall be subject to limitations imposed upon DIRECTV by program suppliers for

                                       2.

programming which DIRECTV, in its sole discretion, considers to be of extraordinary merit or of special importance to the DIRECTV Service as a whole. In the event that any period of time and/or particular network or group of networks previously allocated to TiVo pursuant to the terms of this Marketing Agreement is or becomes unavailable to TiVo, DIRECTV shall designate or cause to be designated, as soon as practicable, a comparable period of time and/or particular network or group of networks for broadcasting TiVo Television Advertising. In addition, if and when DIRECTV becomes contractually able to insert TiVo Television Advertising on networks which are not currently available for such insertion, DIRECTV will work with TiVo to insert TiVo Television Advertising on such networks; provide that DIRECTV's overall obligations under this Section 2.1.2 shall not be increased by inserting TiVo Television Advertising on any networks not currently available for commercial insertion. TiVo shall be solely responsible for all costs related to developing and producing the TiVo Television Advertising. DIRECTV shall broadcast the TiVo Television Advertising via the DIRECTV Service at no additional cost to TiVo.

         2.1.3 Mailings to DIRECTV Subscribers. Subject to subparagraph (d) below DIRECTV will provide TiVo with access to DIRECTV Subscribers for the purpose of mailing promotional materials relating solely to the TiVo Service and/or the TiVo Products ("TiVo Promotional Materials") as follows:

               (a) Direct Mail. TiVo shall have the right to distribute TiVo Promotional Materials to DIRECTV Subscribers via direct mail in [*] mailings during each year of the Marketing Period; provided that, unless otherwise agreed to in writing by DIRECTV and TiVo, no DIRECTV Subscriber shall receive more than [*] per year. DIRECTV shall provide TiVo such access to DIRECTV Subscribers at no additional cost to TiVo; provided that TiVo shall pay [*]. DIRECTV shall provide TiVo access to the names and addresses of DIRECTV Subscribers only through an independent third party designated by DIRECTV (such that TiVo does not gain access to such list of names and addresses). The Parties shall mutually agree (such agreement not to be unreasonably withheld) on the specific timing of each such mailing.

               (b) Subscriber Bill Mailings. TiVo shall have the right to include a TiVo Promotional Materials insert in at least [*] outgoing bills mailed by DIRECTV to DIRECTV Subscribers (the "Subscriber Bill Mailings") during each year of the Marketing Period. TiVo and DIRECTV shall cooperate reasonably and in good faith to mutually determine an implementation schedule for including TiVo's inserts in the Subscriber Bill Mailings. The Parties shall coordinate reasonably and in good faith with respect to the specifications of each such insert, including, but not limited to, weight, size and paper thickness, in order to enable DIRECTV's equipment (or its billing venders) to handle a particular insert and to minimize incremental postage costs. The Parties shall cooperate reasonably and in good faith to schedule, as promptly as practicable after the date of this Marketing Agreement, the testing of a proposed TiVo Promotional Material insert with DIRECTV's operations. DIRECTV shall be responsible for placing the TiVo Promotional Material inserts into each Subscriber Bill Mailing, but TiVo shall be responsible for [*] costs incurred by TiVo and DIRECTV related to including

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                       3.

the TiVo Promotional Materials in the Subscriber Bill Mailings including, without limitation, [*]. DIRECTV shall use commercially reasonable efforts to work with TiVo to minimize all such costs. DIRECTV and TiVo also agree to work together in good faith to discuss and identify additional means of marketing the TiVo Products and the TiVo Service in the Subscriber Bill Mailings; provided that each party shall decide in its sole discretion whether to take any actions in addition to those expressly set forth in this Section 2.1.3(b).

               (c) Delivery of TiVo Promotional Materials for Subscriber Bill Mailings. TiVo shall deliver to DIRECTV (at a location designated by DIRECTV), [*], a sufficient quantity of TiVo Promotional Materials inserts in completed form as approved by DIRECTV no later than the Cut-Off Date (as defined in Section 2.1.5(d)) for the relevant Subscriber Bill Mailing.

               (d) Contractual Limitations on DIRECTV's Obligations. Notwithstanding anything to the contrary in this Section 2.1.3, DIRECTV shall have no obligation to allow TiVo to distribute TiVo Promotional Materials through direct mail, or include TiVo Promotional Materials in any Subscriber Bill Mailing, sent to DIRECTV Subscribers that are or become DIRECTV Subscribers pursuant to DIRECTV's contractual relationships with NRTC or telephone operating companies. DIRECTV shall use commercially reasonable efforts to work with NRTC and the telephone operating companies to remove the contractual restrictions which prohibit the marketing and promotional activities described in this
Section 2.1.3.

               (e) Access to Primestar and USSB Subscribers. At such time that the subscribers currently using the direct-to-home satellite services offered by Primestar and USSB become DIRECTV Subscribers, TiVo shall have the same rights with respect to such subscribers under this Marketing Agreement as TiVo has with respect to the DIRECTV Subscribers currently existing on the date hereof, provided that nothing in this Section 2.1.3(e) shall be construed to extend DIRECTV's obligations under this Section 2 beyond the end of the Marketing Period.

               (f) Access to Commercial Subscribers to the DIRECTV Service. DIRECTV and TiVo shall work together in good faith to develop a strategy for marketing the TiVo Products and/or the TiVo Service to commercial subscribers to the DIRECTV Service and develop procedures to allow TiVo to mail such commercial subscribers TiVo Promotional Materials; provided that each party shall decide in its sole discretion whether and on what terms it will agree to take any specific actions with respect to such commercial subscribers.

       2.1.4 DIRECTV Website and Magazine Advertising. DIRECTV shall include advertising relating to the TiVo Service and/or the TiVo Products (i) on the homepage or other webpage in close proximity to the homepage on DIRECTV's website at "www.directv.com" or such other internet address that is used by DIRECTV as its primary website for promoting DIRECTV services to its existing DIRECTV Subscribers and prospective subscribers, and (ii) in DIRECTV's On and See magazines. The specific size, frequency and placement of such advertising shall be consistent with the terms set forth in Schedule 2.1.4.

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                       4.

TiVo shall be solely responsible for all costs related to designing and creating such advertising and for delivering to DIRECTV camera ready artwork at such times in advance of the dates such advertising will appear on DIRECTV's website or be published as DIRECTV shall designate.

       2.1.5 Content of TiVo Marketing Materials. TiVo generally shall have the right to determine the creative content, look and feel of all TiVo-produced point-of-sale materials promoting the TiVo Products and the TiVo Service, TiVo Television Advertising, TiVo Promotional Materials and advertising relating to the TiVo Service and/or the TiVo Products on DIRECTV's website or in On and See Magazines (collectively, the "TiVo Marketing Materials"), subject to the following limitations:

               (a) References to DIRECTV or its Products or Services. DIRECTV shall have the right to review and approve in its sole discretion the factual accuracy and the creative content, look and feel of any portion of the TiVo Marketing Materials which refers or relates to DIRECTV or the DIRECTV Service, or any products, services or programming that could compete with the DIRECTV Service or programming offered via the DIRECTV Service. DIRECTV also shall have the right to review and approve in its sole discretion the creative content, look and feel of any advertising relating to the TiVo Service and/or the TiVo Products that is displayed on DIRECTV's website.

               (b) Minimum Standards. All TiVo Marketing Materials shall comply with applicable governmental codes, comport with reasonable standards of good taste (consistent with the broadcast standards utilized by major broadcast television networks), and comply with DIRECTV's reasonable policies and practices of which TiVo has actual knowledge at the time such TiVo Marketing Materials are proposed, including, without limitation, those relating to advertisements of X-rated material, drug-related paraphernalia, cigarettes and liquor.

               (c) Telephone Numbers. If TiVo desires to include a telephone number in any TiVo Marketing Materials which references DIRECTV in any respect, the Parties shall consult, reasonably and in good faith, in order to determine how to present the telephone number in such TiVo Marketing Materials so as not to result in customer confusion.

               (d) Compliance with Copyright and Trademark Laws. TiVo shall take all actions necessary to ensure that the content of all TiVo Marketing Materials does not violate any law or, to its best knowledge, infringe the copyright or trademark rights of any person.

               (e) Procedures for DIRECTV Review. TiVo shall deliver to DIRECTV for its approval all proposed TiVo Marketing Materials not less than thirty (30) days prior to the Cut-Off Date with respect to the type of TiVo Marketing Materials proposed to be used. The "Cut-Off Date" shall mean (i) the date on which DIRECTV must receive TiVo Marketing Materials in order to ensure that such materials are aired (in the case of TiVo Television Advertising), included in a Subscriber Bill Mailing (in the case of TiVo Promotional Materials) or displayed (in the case of website or magazine advertising); (ii) in the case of TiVo-produced point-of-sale materials, the date TiVo intends to print such materials; or (iii) in the case of TiVo Promotional Materials to be disseminated by direct mail, thirty (30) days prior to


                                       5.

the proposed mailing date. The Cut-Off Date for each type of TiVo Marketing Material is set forth on Schedule 2.1.5(e). DIRECTV shall have fifteen (15) days to approve or disapprove such TiVo Marketing Materials from the date TiVo confirms via telephone call that the appropriate person at DIRECTV has received such TiVo Marketing Materials. If DIRECTV does not notify TiVo of any objections to the proposed TiVo Marketing Materials within such fifteen (15) day period, such TiVo Marketing Materials shall be deemed accepted for all purposes of this Marketing Agreement.

          2.2 Fulfillment of the TiVo Service and the TiVo Products. In connection with the promotion of the TiVo Service and/or the TiVo Products by DIRECTV, TiVo shall use commercially reasonable efforts to fulfill or cause to be fulfilled any and all orders received for the TiVo Products and/or orders for the TiVo Service and/or provide any required hardware or self-installation materials related to the TiVo Service and/or the TiVo Products in accordance with the terms set forth on Schedule 2.2. Notwithstanding the specific terms set forth on Schedule 2.2, TiVo shall provide adequate staff to support all account set-up and order transmission activities in a timely manner, and TiVo shall use commercially reasonable efforts to ensure that the people receiving orders maintain a high quality of professionalism.

          2.3 Billing System. As between DIRECTV and TiVo, TiVo shall be responsible for billing and remittance processing activities relating to the sale of the TiVo Service to DIRECTV/TiVo Subscribers. DIRECTV shall be responsible for billing and remittance processing activities relating to the sale of the DIRECTV Service to DIRECTV/TiVo Subscribers. The Parties shall work together in good faith to determine whether joint billing of DIRECTV/TiVo Subscribers for the TiVo Service and the DIRECTV Service is desired and feasible and, if so, to coordinate such billing activities.

          2.4 Customer Service. TiVo shall provide all customer service related to the TiVo Service and the TiVo Products in a manner that meets or exceeds the customer service standards set forth in Schedule 2.4 hereto. TiVo shall make available one or more toll-free numbers, staffed with such level of customer service representatives as is reasonably necessary to promptly service customer calls related to the TiVo Service and/or the TiVo Products. The toll-free line(s) shall be operational on the Launch Date and thereafter be available at times sufficient to satisfy customer demand; provided that TiVo shall reimburse DIRECTV for its out-of-pocket costs of answering and responding to any customer service calls relating to the TiVo Service and/or the TiVo Products made to DIRECTV's customer service center during hours in which TiVo customer service is not answering customer calls; provided further that, from and after the date DIRECTV begins airing the TiVo infomercials on the DIRECTV Service, TiVo shall provide such customer service twenty-four (24) hours per day, seven (7) days per week. TiVo shall forward all inquiries relating to the DIRECTV Service to the DIRECTV customer service line designated by DIRECTV. DIRECTV shall forward all inquiries relating to the TiVo Service and/or the TiVo Products to the TiVo customer service line designated by TiVo.

          2.5 Joint Logo and Trademark Guidelines. Both DIRECTV and TiVo acknowledge the value of the brand of each respective Party and their associated goodwill. In order to preserve such value, TiVo shall not use any DIRECTV trademark, service name or logo (the "DIRECTV Trademarks") (including, without limitation, "DIRECTV/(R)/" and "Total Choice/(TM)/"), without the prior written approval of DIRECTV, and such usage by TiVo of the


                                       6.

DIRECTV Trademarks shall be in accordance with the DIRECTV Mark License Agreement (together with the attached logo guidelines, which may be amended from time to time) as set forth in Schedule 2.5(a). Any breach by TiVo of the DIRECTV Mark License Agreement shall be deemed to be a material breach of this Marketing Agreement. TiVo shall not use any logo, trademark, service mark or name of any supplier of DIRECTV (including, without limitation, entities providing programming to DIRECTV) in connection with the promotion of the TiVo Service and/or the TiVo Products without the prior written approval of DIRECTV or a separate agreement between TiVo and such supplier. Similarly, DIRECTV shall not use any TiVo trademark, service name or logo (the "TiVo Trademarks") without the prior written approval of TiVo, and such usage by DIRECTV of the TiVo Trademarks shall be in accordance with the TiVo Mark License Agreement as set forth in
Schedule 2.5(b). Any breach by DIRECTV of the TiVo Mark License Agreement shall be deemed to be a material breach of this Marketing Agreement. Neither Party shall adopt, use, register, or seek to register any trade name, trademark or service mark anywhere in the world which is identical to, or confusingly similar to, any trademark or logo of the other Party, the use of which is governed by this Marketing Agreement, the TiVo Mark License Agreement and the DIRECTV Mark License Agreement. Upon termination or expiration of this Marketing Agreement, neither party may use the trademarks of the other party and any rights to such trademarks shall cease and otherwise terminate; provided, however, that each party may continue to use such trademarks in connection with the reduction of inventory existing as of the date of termination. Upon termination or expiration of this Marketing Agreement, each Party shall cooperate in transitioning their marketing efforts.

          2.6 Quarterly Operational Review. DIRECTV and TiVo shall meet once each quarter to review and agree on reasonable measures to attempt to reduce the cost and/or increase the effectiveness of customer service, customer billing, technical assistance and other services related to the support, activation or fulfillment of orders for the TiVo Service and/or the TiVo Products by DIRECTV Subscribers that also subscribe to the TiVo Service. As frequently as reasonably practicable, TiVo shall provide to DIRECTV summaries of data which TiVo collects or receives regarding the effectiveness of DIRECTV's marketing and sales support provided pursuant to Section 2.1 (including without limitation data regarding the volume of calls made in response to TiVo Marketing Materials and the rates at which persons making such calls purchased TiVo Products and/or subscribed to the TiVo Service).

          2.7 Option to Extend the Marketing Period. [*] shall have the option to extend the Marketing Period for [*] periods, during which periods [*] would be obligated to [*]. [*] may exercise its option for the [*] period by providing written notice to [*] at least sixty (60) days prior to the expiration of the initial Marketing Period. [*] may exercise its option for the [*] period by providing written notice to [*] at least sixty (60) days prior to the expiration of the [*] extended period.

          2.8 Minimum TiVo Service/Product Obligations. DIRECTV's obligation to provide the marketing and sales support specified in this Section 2 is conditioned upon TiVo continuing to provide the following minimum services to TiVo Subscribers and DIRECTV/TiVo Subscribers (the "Minimum TiVo Services"):

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                       7.

               2.8.1 TiVo Service. The TiVo Service shall continue to be operational and commercially available within the United States with programming, content and technical features substantially similar to those available on the Launch Date at a monthly subscription charge not greater than [*] (or such higher price which DIRECTV determines in its reasonable discretion is low enough to ensure that the TiVo Service is competitively priced). TiVo shall notify DIRECTV of all material problems or interruptions in the TiVo Service as soon as practicable but in no event later than [*] from the time TiVo discovers such problem or interruption, and TiVo shall use commercially reasonable efforts cure any such material problem or interruption within [*] of providing such notice to DIRECTV.

               2.8.2 TiVo Products. A TiVo Stand-Alone Receiver which operates with functionality similar to the TiVo Stand-Alone Receiver distributed by TiVo on the Launch Date shall be commercially available within the United States at a retail price (for at least one model) not greater than [*] (or such higher price which DIRECTV determines in its reasonable discretion is low enough to ensure that the TiVo Stand-Alone Receiver is competitively priced). TiVo shall ensure that each category and model of the TiVo Stand-Alone Receiver and the DIRECTV/TiVo Combo Receiver is designed so as to not diminish or degrade the performance of the DIRECTV receiver or the quality of the DIRECTV video, audio or data broadcast viewed by DIRECTV Subscribers, as determined by DIRECTV in its reasonable discretion, and TiVo shall make commercially reasonable efforts to ensure that such TiVo Products are manufactured in accordance with such design. No category or model of the TiVo Stand-Alone Receiver or the DIRECTV/TiVo Combo Receiver shall have been recalled for any reason (other than a reason related to the provision of the DIRECTV Service using the DIRECTV/TiVo Combo Receiver or the specific hardware in the DIRECTV/TiVo Combo Receiver used to provide the DIRECTV Service) by an order of a judicial or consumer regulatory body, or a federal, state or municipal government agency. TiVo shall notify DIRECTV of all Recurring Customer Complaints or material defects concerning any TiVo Products as soon as practicable but in no event later than ten (10) days from the time TiVo discovers such Recurring Customer Complaint or material defect. TiVo shall use commercially reasonable efforts to cure all defects or problems related to a Recurring Customer Complaint within ninety (90) days of providing such notice to DIRECTV.

               2.8.3 Back Office Support. TiVo shall continue to provide, or cause third parties authorized by TiVo to provide, product fulfillment, billing services and customer service to TiVo Subscribers in a manner that is consistent with the standards set forth in Sections 2.2, 2.3 and 2.4, respectively.

               2.8.4 Suspension of DIRECTV's Marketing Obligations. DIRECTV shall have the right to suspend any portion or all of its marketing obligations under Section 2 during any period in which DIRECTV reasonably determines in good faith that TiVo has failed to provide the Minimum TiVo Services; provided that no act or omission on the part of DIRECTV, including any act authorized under this Marketing Agreement, is the cause or result of TiVo's non-compliance with this Section 2.8. DIRECTV also shall have the right to suspend any portion or all of its marketing obligations under Section 2 upon the occurrence of an Intellectual Property Event (as defined in Section 11.6). DIRECTV shall resume its marketing obligations under Section 2 at such time as DIRECTV determines in good faith that TiVo has resumed the Minimum TiVo Services or, if applicable and if DIRECTV has not already terminated this Marketing Agreement pursuant to
Section 11.6, that TiVo has cured the Intellectual Property


* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                       8.

Event or otherwise indemnified DIRECTV in accordance with Section 11.6; provided that, if DIRECTV resumes its marketing obligations, the Marketing Period may be extended, at DIRECTV's sole option, by the length of time during which TiVo failed to provide the Minimum TiVo Services or, if applicable, such Intellectual Property Event was pending.

               2.8.5 Minimum DIRECTV Service. DIRECTV shall continue to provide the DIRECTV Service within the United States with similar or better programming content and technical features as those available on the Launch Date; provided that DIRECTV shall have no obligation to maintain any particular programming or networks offered on the DIRECTV Service currently or in the future. DIRECTV shall use commercially reasonable efforts to notify TiVo of all material problems or interruptions in the DIRECTV Service as soon as practicable in accordance with DIRECTV's standard operating procedures, and DIRECTV shall use commercially reasonable efforts to cure any such material problem or interruption in the DIRECTV Service within five (5) days of providing such notice to TiVo.


          2.9 TiVo Customer Data. DIRECTV shall have the right to purchase from TiVo any available data that TiVo makes available or offers to sell to any third party which is related to or derived from DIRECTV/TiVo Subscribers at a cost not to exceed [*]; provided that DIRECTV shall not sell or distribute any such customer data to any third party other than for use solely by or on behalf of DIRECTV to promote DIRECTV programming. In addition, TiVo shall provide access to all such customer data to all persons or entities that provide programming to DIRECTV [*].

     3.   BANDWIDTH ALLOCATION

          Subject to the terms of this Marketing Agreement, beginning on a date to be mutually agreed to by the Parties and in any event no later than [*] months after the date of this Marketing Agreement (the "Bandwidth Commencement Date"), and continuing for as long as [*], DIRECTV shall make available to TiVo at least [*] of bandwidth capacity (the "Bandwidth Capacity") via a DIRECTV satellite (or any other high power Ku-band satellite that provides the DIRECTV Service (as determined by DIRECTV in its sole and absolute discretion)) in order to deliver enhanced personalized television services to TiVo Subscribers. The Parties shall mutually determine the specific transmission times and rates associated with such delivery. TiVo shall be responsible for transmitting, at TiVo's expense, a high quality signal to one or more DIRECTV broadcast centers designated by DIRECTV containing the data and/or video/audio used to provide such enhanced services in a format specified by DIRECTV. DIRECTV shall use its commercially reasonable efforts to maintain, in accordance with its technical standards and procedures, a high quality signal transmission from DIRECTV's broadcast centers to the end user. Notwithstanding the foregoing, (i) DIRECTV shall have the right to preempt or interrupt any transmission of TiVo data and/or video/audio that DIRECTV determines, in its sole discretion, is necessary in order to protect DIRECTV's business, (ii) DIRECTV shall have the right to suspend its obligation to provide the Bandwidth Capacity at any time after [*] if there are fewer than [*] DIRECTV/TiVo Subscribers using such Bandwidth Capacity, and (iii) DIRECTV also shall have the right to suspend its obligation to provide the

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                       9.

Bandwidth Capacity upon the occurrence and during the continuation of an Intellectual Property Event (as defined in Section 11.6). Without limiting the foregoing, DIRECTV agrees to work with TIVO to experiment, prior to the Bandwidth Commencement Date, with utilizing the Bandwidth Capacity to deliver video and audio to TIVO Stand-Alone Receivers as soon as practicable following the Launch Date.

4.   PAYMENT AND RELATED TERMS

     4.1 Revenue Sharing. In exchange for the marketing and advertising obligations provided above, for a period of [*] beginning on [*] DIRECTV shall receive a percentage of TIVO's Gross Revenue as follows:

          4.1.1 Initial Revenue Share. Prior to the date that is [*], TIVO shall pay DIRECTV [*] of TIVO's Gross Revenue (determined as of the last day of each month, the "Calculation Date"), with a [*] per DIRECTV/TIVO Subscriber per month minimum (the "Initial Revenue Share"). TIVO shall pay to DIRECTV the Initial Revenue Share within thirty (30) days of the Calculation Date.

          4.1.2 Permanent Revenue Share. Following the date that is [*], TIVO shall pay DIRECTV, in lieu of the Initial Revenue Share described in Section 4.1 above, [*] of TIVO's Gross Revenue (determined as of the Calculation Date), with a [*] per DIRECTV/TIVO Subscriber per month minimum (the "Permanent Revenue Share"). TIVO shall pay DIRECTV the Permanent Revenue Share within thirty (30) days of the Calculation Date.

          4.1.3 Additional Revenue Share. Following the date that is [*] TIVO also shall pay DIRECTV [*], with a [*] per subscriber per month minimum (the "Additional Revenue Share"). The amount of the Additional Revenue Share shall be calculated for each month in the same manner as the Final Revenue Share is calculated pursuant to Section 4.1.6 below.

          4.1.4 Promotional Revenue Share. In the event the Parties mutually agree (with each Party determining in its sole discretion) that a promotional discount on the TIVO Service or other promotional package combining the products and services of the Parties is required or advisable to gain market share or to ensure the market acceptance of the TIVO Stand-Alone Receiver and DIRECTV/TIVO Combo Receiver, the minimum Initial Revenue Share, minimum Final Revenue Share and minimum Additional Revenue Share shall be reduced by the same percentage that the TIVO Service is discounted in connection with such promotions. Such reductions to the minimum Initial Revenue Share, minimum Final Revenue Share and minimum Additional Revenue Share shall only apply to and during the existence of any promotional activity undertaken pursuant to this Section 4.1.5.

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      10.

               4.1.5 TIVO's Gross Revenue. For purposes of this Section 4.1, TIVO's Gross Revenue for any particular month shall be an amount equal to [*]. For the avoidance of doubt, TIVO's Gross Revenue shall not include [*]. To the extent that TIVO sells and receives advance payment of subscription fees for the TIVO Service for a subscription period covering more than [*], the aggregate amount of TIVO's Gross Revenue for any particular subscriber for any particular month shall be reduced by an amount equal to [*]. Tivo Gross Revenue for any particular month also shall be [*] during such month to customers and third parties in connection with the foregoing.

               4.2 TIVO Promotional Activities. DIRECTV and TIVO agree to work together in good faith to jointly explore and, if appropriate, implement programs beyond those set forth in this Marketing Agreement to generate additional revenue from DIRECTV Subscribers who also subscribe to TIVO, along with the terms by which TIVO would be compensated under such programs; provided that each Party shall decide in its sole discretion whether to take any actions in addition to those expressly set forth in this Marketing Agreement.

               4.3 Calculation of DIRECTV/TIVO Subscribers. TIVO and DIRECTV shall cooperate and provide to a third party designated by DIRECTV all customer activation and billing information and other information contained in their respective customer and billing databases which is necessary for such third party to calculate the number of DIRECTV/TIVO Subscribers on each Calculation Date and on such other dates as requested by the Parties. The cost of third party's services under this Section 4.3 shall be shared equally by the Parties.

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      11.

     4.4  Audit Rights.  For the sole purpose of ensuring compliance with this
Section 4, DIRECTV shall have the right to direct an independent certified public accounting firm subject to strict confidentiality restrictions to conduct a reasonable and necessary copying and inspection of portions of the records of TiVo. Any such audit may be conducted after DIRECTV provides twenty (20) days prior written notice to TiVo and shall be conducted during normal business hours in a manner designed to prevent disruption to TiVo's business and operations. TiVo shall have the right, at its sole and absolute discretion, to require the execution of standard, reasonable confidentiality or similar agreements in connection with such audits. Such audits shall not be made more frequently than once every [*]. Any such audit shall be at DIRECTV's expense unless an audit discloses that TiVo underpaid DIRECTV by at least five percent (5%) for the period of the audit, in which case TiVo shall reimburse DIRECTV for the cost of the audit. TiVo shall have the right, at its election and expense, to copy and inspect the final report delivered to DIRECTV at the conclusion of such audit, which report shall specify with reasonable detail the methodologies, basis calculations, time periods and assumptions used in preparing such report. TiVo shall be responsible for paying in full to DIRECTV any and all amounts determined to be underpaid by TiVo within [*] of such determination. Similarly, DIRECTV shall be responsible for paying in full to TiVo amounts determined to be overpaid by TiVo within [*] of such determination; provided that DIRECTV may instead offset any such amounts against amounts which DIRECTV reasonably anticipates that TiVo will owe to DIRECTV within the next [*]. All payments made under this Marketing Agreement shall be subject to final adjustment as determined by the Parties' review of supporting documentation or audit of TiVo's records in accordance with this Section 4.3. In the event of any dispute or disagreement regarding such payments, either Party may refer the matter to Dispute Resolution or Arbitration as set forth in Section 12.3.

5.   EQUITY CONSIDERATION

     The form of documents to be executed in connection with this Section 5.1 shall be mutually agreed to by the parties, and shall include any and all documentation necessary to comply with state and federal securities laws.

     5.1  Common Stock Grants.

          5.1.1 Initial Shares. In consideration of the obligations to be performed by DIRECTV under this Marketing Agreement, and, in particular, the obligations to be performed under Section 2 of this Marketing Agreement, TiVo hereby grants to DIRECTV 1,852,329 shares (the "Initial Shares") of Common Stock, par value $.001 per share, of TiVo ("Common Stock"), which number of shares is equal to eight percent (9.1 %) of the total number of outstanding shares of Common Stock on a fully diluted basis assuming the conversion of all options, warrants, convertible securities and shares reserved for future issuance under any and all of TiVo's stock option or equity incentive plans, as of the time immediately prior to the execution of this Marketing Agreement (the "TiVo Diluted Shares"), but after giving effect to the issuance of the Initial Shares.

          5.1.2 Additional Shares. In consideration of DIRECTV's delivery of a promissory note for $2,822,168.00 in the form set forth on Schedule 5.1.2, TiVo hereby grants to DIRECTV 1,128,867 shares of Common Stock (the "Additional Shares," and together with

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.
                                      12.

the Initial Shares, the "Shares"), which number of shares is equal to five percent (5.0%) of the TiVo Diluted Shares before giving effect to the issuance of the Additional Shares.

     5.2  Right of Repurchase.

          5.2.1 At the end of one year following the expiration of the Marketing Period (as it may be extended pursuant to Section 2.7 on the proviso in the last sentence of Section 2.8.4, the "Repurchase Trigger Date"), TiVo shall have the right to repurchase from DIRECTV, at a price of $0.001 per share (the "Repurchase Price"), the number of Additional Shares equal to [*] (the "Right of Repurchase"). TiVo's Right of Repurchase may be exercised by delivery of a written notice to DIRECTV which is received by DIRECTV on or before the 90th day following the Repurchase Trigger Date. If TiVo fails to deliver such notice to DIRECTV, then TiVo shall have no further right to exercise such Right of Repurchase. Notwithstanding the foregoing, TiVo shall not be entitled to exercise its Right of Repurchase at any time that TiVo is in default in the performance or observance of any material covenant, agreement or condition set forth in this Marketing Agreement or if, prior to the date TiVo delivers to DIRECTV written notice of TiVo's exercise of the Right of Repurchase, DIRECTV terminates the Marketing Agreement pursuant to Section 11.

          5.2.2 If, prior to TiVo's exercise of its Right of Repurchase, there is any change affecting TiVo's outstanding Common Stock as a class that is effected without the receipt of consideration by TiVo (through merger, consolidation, reorganization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating, dividend, combination of shares, change in corporation structure or other transaction not involving the receipt of consideration by TiVo), then any and all new, substituted or additional securities or other property to which DIRECTV is entitled by reason of DIRECTV's ownership of Additional Shares shall be immediately subject to the Right of Repurchase and be included in the definition of "Additional Shares" for all purposes of the Right of Repurchase with the same force and effect as the shares of Additional Shares presently subject to the Right of Repurchase, but only to the extent such Additional Shares are, at the time, covered by such Right of Repurchase. While the total Repurchase Price shall remain the same after each such event, the Repurchase Price per Additional Share upon exercise of the Right of Repurchase shall be appropriately adjusted.

     5.3 Legend. All certificates representing the Shares shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
     REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE
     SECURITIES UNDER SAID ACT OR AN

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      13.

     OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH
     REGISTRATION IS NOT REQUIRED."

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A
     RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE COMPANY AND/OR ITS ASSIGNEE(S) AS PROVIDED IN THE BYLAWS OF THE COMPANY."

     All certificates representing the Additional Shares also shall have endorsed thereon a legend in substantially the following form:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF REPURCHASE SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER'S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS COMPANY. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH RIGHT OF REPURCHASE IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY."

     5.4 DIRECTV Investment Representations. In connection with the grant of the Shares under this Section 5, DIRECTV makes the investment representations set forth on Schedule 5.4.

     5.5 Anti-Dilution Protection. TIVO shall afford to all holders of the Shares the "anti-dilution" protections set forth on Schedule 5.5.

6.   COMBO RECEIVER

     The Parties agree to cooperate and work with Philips Business Electronics B.V. ("Philips") (or such other manufacturer(s) that the Parties mutually agree upon) to develop a combination DIRECTV/TIVO receiver (the "DIRECTV/TIVO Combo Receiver") capable of receiving both the DIRECTV Service and the TIVO Service in a single set-top box. The Parties shall work together in good faith to mutually
(i) negotiate any agreements necessary to define the rights of DIRECTV, TIVO and third party manufacturers with respect to the DIRECTV/TIVO Combo Receiver and
(ii) define the features and functionality of the DIRECTV/TIVO Combo Receiver; provided, however, the DIRECTV/TIVO Combo Receiver shall satisfy the minimum criteria set forth on Schedule 6 (which will be superseded by final technical specifications agreed to by the parties). TIVO acknowledges that it shall not be permitted to make any changes to the DIRECTV/TIVO Combo Receiver (through software upgrades or otherwise) after the DIRECTV/TIVO Combo Receiver is commercially introduced without the prior written consent of DIRECTV. The Parties shall mutually agree upon the date on which to launch the DIRECTV/TIVO Combo Receiver, which the Parties tentatively expect will be commercially available [*]. Any DIRECTV promotional activity or advertising relating specifically and solely to the DIRECTV/TIVO Combo Receiver shall also promote the TIVO Service. Likewise, any TIVO promotional activity or advertising relating specifically and solely to the DIRECTV/TIVO Combo Receiver shall also promote the DIRECTV Service. The

* Material has been omitted pursuant to a request for confidential treatment. Such matirla has been filed separately with the Securities and Exchange Commission.

                                      14.

relative prominence of each Party's brand, products or services shall be mutually determined in good faith between the Parties prior to any such promotional activity or advertising.

7.   CONTENT PROTECTION MEASURES

     Both TIVO and DIRECTV acknowledge that content protection within the broadcast television and motion picture entertainment community is a high priority. Accordingly, TIVO shall include in all TIVO Products any content protection measures, including copyright protection technology (e.g., Macrovision), which major television and motion picture studios request to be included in new digital television devices as determined by DIRECTV in its reasonable discretion.

8.   CONFIDENTIALITY

     8.1 Confidentiality. Each of the Parties agrees that, except as otherwise provided for in this Marketing Agreement, such Party and its employees will maintain in confidence the terms and provisions of this Marketing Agreement, as well as all of the information provided to it by the other Party which the receiving Party knows or reasonably should know is confidential information of the other Party (including all of the written data, summaries, reports, other proprietary information, trade secrets and information of all kinds, acquired, devised or developed in any manner from the other Party's personnel or files or pursuant to this Marketing Agreement) (the "Confidential Information"), and such Party will not use the Confidential Information of the other Party, except as required for performance of this Marketing Agreement and will not reveal the same to any persons not employed by the other Party except: (i) (a) at the written direction of the other Party; (b) to the extent necessary to comply with the law or the valid order of a court of competent jurisdiction or in connection with any arbitration proceeding, in which event the disclosing Party shall so notify the other Party as promptly as practicable (and, if possible, prior to making any disclosure) and shall seek confidential treatment of such information; (c) as part of its normal reporting or review procedure to any of its Affiliated Companies, its auditors and its attorneys, if such Affiliated Companies, auditors and attorneys agree to be bound by the provisions of this
Section 7.1; (d) in order to enforce any of its rights pursuant to this Marketing Agreement; and (e) to potential investors, insurers and financing entities, if any such person agrees to be bound by the provisions of this
Section 7.1; or (ii) (a) if, prior to the time of disclosure to the recipient, the Confidential Information is in the public domain, or is otherwise validly known to the recipient, as evidenced by written record or (b) if, after disclosure to the recipient the Confidential Information becomes part of the public domain by written publication through no fault of the recipient. The Parties further agree to maintain any oral information which would be Confidential Information if reduced to writing as confidential in accordance with standard industry practice (subject to the foregoing exceptions for Confidential Information). Each Party agrees to use the same degree of care to protect the other Party's Confidential Information as it uses with its own proprietary Information, but in no event with less than reasonable care. Immediately upon the written request of the Party providing the other Party with Confidential Information (which request the providing Party may make, as a specific or general request, in its sole discretion at any time up to one year after the termination or expiration of this Marketing Agreement), the receiving Party shall provide to the providing Party (or destroy if the providing Party so requests) all requested Confidential Information provided by the providing Party. Notwithstanding the foregoing, (i) DIRECTV shall not be

                                      15.

required to provide to TiVo or destroy any records or information pertaining to DIRECTV Subscribers or which is needed to provide customer service and technical assistance to DIRECTV Subscribers that receive the DIRECTV Service via a DIRECTV/TiVo Combo Receiver and (ii) TiVo shall not be required to return or destroy any records or information needed to bill then-current DIRECTV/TiVo Subscribers.

     8.2 Press Release. During the term of this Marketing Agreement, neither Party shall issue an independent press release with respect to this Marketing Agreement or the transactions contemplated hereby without the prior consent of the other Party.

9.   ADDITIONAL REPRESENTATION AND WARRANTIES

     9.1 Power and Authority; No Breach. Each of the Parties represents and warrants that all corporate action on the part of its officers, directors and shareholders necessary for the authorization of this Marketing Agreement has been completed and that each Party has full power and authority to enter into this Marketing Agreement and perform its obligations hereunder and that its execution of this Marketing Agreement and performance of its obligations hereunder does not and will not violate any law or result in a breach of or default under the terms of any contract or agreement by which such Party is bound. The enforcement and enjoyment by either Party of its rights and benefits hereunder do not and will not violate, and are not and will not be subject to restraint or curtailment under, the terms of any contract or agreement by which the other Party is bound.

     9.2 Compliance with Law. Each Party is in compliance with all applicable governmental statutes, laws, rules, regulations, ordinances, codes, directives, and orders (whether federal, state municipal or otherwise) and is solely responsible for the compliance with all such laws (including, without limitation, consumer disclosure and privacy laws) arising out of or relating to its obligations under this Marketing Agreement.

     9.3 TiVo Intellectual Property Rights. TiVo represents and warrants that, to the best of its knowledge, the TiVo Service and the TiVo Stand-Alone Receiver (and any underlying technology related thereto) do not infringe any U.S. or foreign patent, copyright, trade secret or other proprietary right of any third party or otherwise conflict with the rights of any third party. TiVo represents and warrants that, to the best of its knowledge, it has or will have obtained all necessary licenses for the TiVo Service and for patents covering the manufacture, sale and use of the TiVo Stand-Alone Receiver related to the TiVo Service (including without limitation for any electronic program guide and related display, navigation, filtering, selection and recording applications utilized in connection with providing the TiVo Service).

     9.4 Additional TiVo Representations and Warranties. Except as set forth in schedules to the Stock Purchase Agreement, TiVo represents and warrants to DIRECTV that all of the representations and warranties made by TiVo in Section 3 of the Stock Purchase Agreement are true and correct as of the date of this Marketing Agreement as if made on such date and, as to representations and warranties regarding the transactions contemplated under the Stock Purchase Agreement or the shares of Series F Preferred Stock issuable thereunder, as if


                                      16.

made with respect to the transactions contemplated under this Marketing Agreement and the Shares issuable pursuant to Section 5 hereof, respectively.

10.  INDEMNIFICATION AND LIMITATION OF LIABILITY

     10.1 Indemnification. Each Party (the "Indemnifying Party") shall indemnify and hold the other Party and its Affiliated Companies and their respective employees, officers, agents, attorneys, stockholders and directors, and their respective successors, licensees and assigns (the "Indemnified Party(ies)") harmless from and against (and shall pay as incurred) any and all third party claims, proceedings, actions, damages, costs, settlements, expenses and other liabilities and losses (whether under a theory of strict liability, or otherwise) of any kind or nature incurred by or threatened, imposed or filed against, any Indemnified Party (including, without limitation, (a) reasonable costs of defense, which shall include, without limitation, court costs and reasonable attorney and other reasonable expert and reasonable third party fees and (b) to the extent permitted by law, any fines, penalties and forfeitures in connection with any proceedings against an Indemnified Party) caused by any breach (or, with respect to third party claims only, alleged breach) by the Indemnifying Party of any representation, warranty or agreement hereunder. Without limiting the generality of the foregoing, TIVO shall indemnify, defend and hold harmless DIRECTV and its Affiliated Companies from and against any and all damages, costs, expenses, liabilities and losses which arise out of or are a result of any claim, demand, action, suit or proceeding in which it is alleged that the TIVO Service and/or the TIVO Products (excluding the components of the DIRECTV/TIVO Combo Receiver which relate specifically and solely to the DIRECTV Service and any DIRECTV technology incorporated into the DIRECTV/TIVO Combo Receiver), or the TIVO Promotional Materials or other marketing materials provided by TIVO to DIRECTV (excluding changes to such TIVO Promotional Materials required by DIRECTV), or any part thereof, violates or infringes any patent, copyright, trademark or other proprietary right of any third party or constitutes a misappropriation of any third party's trade secrets.

     10.2 Notification and Control. If any claim for indemnification arises under Section 10.1, the Indemnified Party shall notify the Indemnifying Party (the "Indemnity Notification"); provided that the failure to so notify the Indemnifying Party will not release the Indemnifying Party from its obligation to indemnify the Indemnified Party unless the Indemnifying Party is materially prejudiced by the failure to receive such notice. The Indemnifying Party shall assume the defense of any such claim, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses of such counsel, and shall consult with and keep the Indemnified Party reasonably informed with respect to the defense, compromise, settlement, resolution or other disposition of any such claim. The Indemnified Party shall have the right to employ separate counsel in the defense of any such claim and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment of such counsel shall have been specifically authorized in writing by the Indemnifying Party, (ii) the Indemnifying Party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the Indemnified Party or (iii) representation of the Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other Party represented by such counsel to such proceeding (in which case the Indemnifying Party shall not have the right to assume the defense of such action

                                      17.

on behalf of the Indemnified Party). The Indemnifying Party shall promptly inform the Indemnified Party of all material aspects of such defense, compromise, any proposed settlement, resolution or other disposition of any such claim. Neither Party shall admit any liability with respect to, or settle, compromise, resolve or discharge any such claim without the other Party's prior written consent, which consent shall not be unreasonably withheld in the case of any settlement, resolution, compromise or discharge involving only the payment of money.

     10.3 Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS MARKETING AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OF THE OTHER PARTY OR ANY THIRD PARTY, WHETHER FORESEEABLE OR NOT AND REGARDLESS OF THE FORM, LEGAL, THEORY OR BASIS OF RECOVERY OF ANY SUCH CLAIM. IN NO EVENT SHALL ANY PROJECTIONS OR FORECASTS BY EITHER PARTY BE BINDING AS COMMITMENTS OR, IN ANY WAY, PROMISES BY SUCH PARTY, AND ANY FAILURE BY EITHER PARTY TO ACHIEVE ANY MINIMUM NUMBER OF SUBSCRIBERS SHALL NOT CONSTITUTE A BREACH OR OTHER CAUSE OF ACTION OR ENTITLE THE OTHER PARTY TO REMEDIES EXCEPT AS EXPRESSLY PROVIDED IN THIS MARKETING AGREEMENT.

11.  TERMINATION

     11.1 Initial Term. The initial term of this Marketing Agreement (the "Initial Term") shall be seven (7) years from the Launch Date.

     11.2 Termination for Material Default. Either Party may terminate this Marketing Agreement immediately in the event that the other Party materially defaults in the performance or observance of any material covenant, agreement or condition set forth in this Marketing Agreement, which default remains uncured for a period of thirty (30) days from the date that the notifying Party provides notice to the defaulting Party.

     11.3 Termination for Insolvency. Either Party may terminate this Marketing Agreement effective immediately upon giving notice to the other Party, (i) upon the institution by or against the other Party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of its debts and such proceeding is not dismissed within sixty (60) days of its being filed;
(ii) upon the other Party making an assignment for the benefit of creditors; or
(iii) upon the other Party's dissolution or liquidation.

     11.4 Termination for Launch Date Delay. DIRECTV shall have the right to terminate this Marketing Agreement if the Launch Date does not occur before January 1, 2000. DIRECTV's right to terminate this Marketing Agreement pursuant to this Section 11.4 shall be exercisable by delivery of written notice to TiVo which is received by TiVo on or before March 31, 2000. If DIRECTV fails to timely deliver such notice to TiVo, then DIRECTV shall have no further right to terminate this Marketing Agreement pursuant to this Section 11.4.

     11.5 Termination for Insufficient DIRECTV/TiVo Subscribers. DIRECTV shall have the right to terminate this Marketing Agreement on or after the third anniversary of the Launch Date, if, on such date, there are fewer than [*] DIRECTV/TiVo Subscribers.

*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      18.

DIRECTV's right to terminate this Marketing Agreement pursuant to this Section
11.5 shall be exercisable by delivery of written notice to TiVo which is received by TiVo on or before one-hundred-eighty (180) days following the third anniversary of the Launch Date. If DIRECTV fails to timely deliver such notice to TiVo, then DIRECTV shall have no further right to terminate this Marketing Agreement pursuant to this Section 11.5.

     11.6 Termination for an Intellectual Property Event. If (i) any legal action alleging patent, copyright or other proprietary rights infringement is commenced against TiVo or DIRECTV or any of their respective Affiliated Companies with respect to any intellectual property rights utilized by TiVo in connection with providing the TiVo Service, the TiVo Products or any hardware or software related thereto, including, without limitation, intellectual property rights related to the content of TiVo Marketing Materials provided to DIRECTV pursuant to Section 2 of this Marketing Agreement (an "Intellectual Property Event"), and (ii) TiVo does not indemnify DIRECTV for all damages which may arise from such legal action in amounts and upon terms and conditions acceptable to DIRECTV in its sole discretion within ten (10) days of DIRECTV's written request therefor, then DIRECTV shall have the right to terminate this Marketing Agreement upon written notice to TiVo effective as of the date set forth in such notice.

     11.7 Effect of Termination. Termination of this Marketing Agreement shall not affect (i) any orders for the TiVo Products, the TiVo Service and/or the DIRECTV Service placed by any DIRECTV/TiVo Subscribers, (ii) any third party, or
(iii) any license granted to TiVo or DIRECTV, except that the Bandwidth Capacity shall no longer be provided by DIRECTV. Termination shall not prejudice the rights or liabilities of the Parties with respect to the TiVo Products, the DIRECTV/TiVo Combo Receiver, the TiVo Service and the DIRECTV Service previously sold, or any indebtedness then owing by any Party to the other Party. Any termination of this Marketing Agreement by TiVo or DIRECTV as specifically provided for under the terms of this Marketing Agreement shall be without any charge, obligation, or liability whatsoever to TiVo or DIRECTV, as the case may be, except as otherwise expressly provided in this Marketing Agreement. Notwithstanding the foregoing, unless TiVo terminates this Marketing Agreement pursuant to Section 11.2, no termination of this Marketing Agreement shall eliminate or reduce the obligation of TiVo to pay the full amount of the Revenue Share Payments for DIRECTV/TiVo Subscribers acquired before the date of termination which are otherwise payable to DIRECTV when due under Section 4.

12.  MISCELLANEOUS PROVISIONS

     12.1 Rights of Transfer. Neither Party shall transfer any of its rights or obligations under this Marketing Agreement (including by means of an assignment or transfer of substantially all of its assets to, or consolidation or merger with, another entity, whether or not the transferring Party is the surviving entity), except that DIRECTV shall have the right to transfer its rights or obligations under this Marketing Agreement to any Affiliated Company,
(i) in connection with or to facilitate an initial public offering of its common stock or (ii) in connection with any consolidation, merger or sale of assets involving the transfer of substantially all the assets or stock of DIRECTV; provided that the entity surviving such transaction assumes all of these obligations hereunder. Subject to the foregoing, this Marketing Agreement shall be binding on and shall inure to the benefit of the permitted successors and assigns of the Parties.

                                      19.

     12.2 Taxes. Any taxes (including, without limitation, any property, employee, service, franchise, customs, import/export duties, excise and any other related taxes) asserted against TiVo or DIRECTV by any local, state, national or international entity, as a result of or arising under the performance of its obligations under this Marketing Agreement shall be the responsibility of the Party against which such taxes are asserted. Each Party shall be responsible for any taxes related to its income hereunder.

     12.3  Dispute Resolution/Arbitration.

           12.3.1 Disputes. Any dispute or disagreement arising between DIRECTV and TiVo shall be resolved according to the following dispute resolution procedure: First, such dispute shall be addressed to each Party's project manager for discussion and attempted resolution. If any such dispute cannot be mutually resolved by such project managers within five (5) business days, then such dispute shall be immediately referred to the senior management of both Parties for discussion and attempted resolution. If such dispute cannot be mutually resolved by such management representatives within ten (10) business days, then such dispute or disagreement may be referred by either Party to arbitration in Los Angeles, California before one arbitrator and arbitrated in accordance with the Commercial Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA"), in effect on the date that such notice is given. Once appointed, the arbitrator shall appoint a time and place for a pre-hearing status conference not more than fourteen (14) days from the date of his or her appointment, and shall appoint a time and place for a final hearing not more than forty-five (45) days from the date of the status conference. The final hearing shall, if at all possible as determined by such arbitrator, conclude no later than thirty (30) days after its commencement. The Parties shall also specifically have the right to seek injunctive relief as part of any arbitration.

           12.3.2 Arbitrator. The Party that demands arbitration of the unresolved dispute or disagreement shall specify in writing the matter to be submitted to arbitration. The dispute or disagreement shall be referred for resolution by a single arbitrator appointed in accordance with the Arbitration Rules of the AAA.

           12.3.3 Award. The arbitrator shall render a written decision stating with reasonable detail the reasons for the decision rendered. Any monetary award shall be payable in immediately available funds and in United States dollars through a bank in the United States.

           12.3.4 Costs. Each Party shall bear its own cost of preparing for and presenting its case; and the cost of arbitration, including the fees, and expenses of the arbitrator, will be shared equally by DIRECTV and TiVo.

           12.3.5 Enforcement. The arbitration award shall be final and binding upon the Parties and may be confirmed by the judgment of any court having appropriate jurisdiction, including but not limited to any court located in California.

     12.4 Independent Contractor, No Agents, Relationship, No-Third Party Beneficiaries. Each Party is an independent contractor in performing the services described in this Marketing Agreement Except as otherwise expressly provided in this Marketing Agreement, no Party (nor any of its officers, directors, agents or employees) shall act or hold itself out as an


                                      20.

agent of the other Party hereto. The Parties do not intend this Marketing Agreement or the relationship hereunder to constitute a joint venture or partnership. The provisions of this Marketing Agreement are for the benefit only of the Parties hereto, and no third party may seek to enforce, or benefit from, these provisions.

     12.5 Applicable Law, Entire Agreement, Modification. This Marketing Agreement shall be construed in accordance with and be governed by the laws of the State of California, without regard to otherwise applicable conflict of law principles, except that issues relating to the arbitrability of claims under
Section 12.3 shall be governed by the Federal Arbitration Act, not California law. This Marketing Agreement (together with all Schedules hereto) constitutes the entire agreement between the parties and supersedes all previous understandings, commitments or representations concerning the subject matter. Each Party acknowledges that the other Party has not made any representations on which it intends to rely upon in entering into this Marketing Agreement other than those representations that are contained herein. This Marketing Agreement may not be amended or modified, and none of its provisions may be waived, except by a writing signed by an authorized officer of the Party against whom the amendment, modification or waiver is sought to be enforced.

     12.6 Notices. All notices and other communications from either Party to the other hereunder shall be in writing and shall be deemed received upon actual receipt when personally delivered, upon acknowledgment of receipt if sent by facsimile, or upon the expiration of the third business day after being deposited in the United States mails, postage prepaid, certified or registered mail, addressed to the other Party at a location specified in writing by such Party. Until notice in accordance with this Section 12.6 is given to the contrary, the addresses, phone numbers and facsimile number for purposes of giving notice are as follows:

     TIVO

           TIVO Inc.
           894 Ross Drive
           Suite 100 Sunnyvale, CA 94089
           Attn: Michael Ramsay
           Fax: (408) 747-5096
           cc: General Counsel

     DIRECTV

           DIRECTV, Inc.
           2230 East Imperial Highway
           El Segundo, CA 90245
           Attn: Vice President, Advanced Products
           Fax: (310) 964-4106
           cc: Senior Vice President, Business Affairs and General Counsel

     12.7 Severability. Nothing contained in this Marketing Agreement shall be construed to require commission of any act contrary to law, and wherever there is any conflict between any provision of this Marketing Agreement and any law, such law shall prevail, provided, however,

                                      21.

that in such event, the affected provisions of this Marketing Agreement shall be modified to the minimum extent necessary to permit compliance with such law and all other provisions shall continue in full force and effect.

     12.8 Survival of Provisions. The rights and obligations pursuant to Sections 8.1, 10, 11.7 and 12 of this Marketing Agreement shall survive any expiration or termination of this Marketing Agreement. In addition, any obligations which expressly or by their nature are to continue after termination, cancellation or expiration of this Marketing Agreement shall survive and remain in effect. All other rights and obligations of DIRECTV and TiVo under this Marketing Agreement shall cease upon termination.

     12.9 Force Majeure. The duties and obligations of the TiVo and DIRECTV hereunder may be suspended upon the occurrence and continuation of any Event of Force Majeure and for a reasonable start-up period thereafter. If an Event of Force Majeure is in effect for one hundred-eighty (180) consecutive days, then, at any time after such 180th consecutive day at which the Event of Force Majeure continues in effect, either Party may terminate this Marketing Agreement effective upon written notice to the other Party. An "Event of Force Majeure" shall mean any act, cause, contingency or circumstance beyond the reasonable control of such Party (whether or not reasonably foreseeable), including, without limitation, to the extent beyond the reasonable control of such Party, any governmental action, nationalization, expropriation, confiscation, seizure, allocation, embargo, prohibition of import or export of goods or products, regulation, order or restriction (whether foreign, federal or state), war (whether or not declared), civil commotion, disobedience or unrest, insurrection, public strike, riot or revolution, lack or shortage of, or inability to obtain, any labor, machinery, materials, fuel, supplies or equipment from normal sources of supply, strike, work stoppage or slowdown, lockout or other labor dispute, fire, flood, drought or other natural calamity, weather, sun spots, or other electronic, electro-magnetic, atmospheric or other condition affecting transmission, damage or destruction to plant and/or equipment, satellite transmission failures, loss or degradation of any satellite capacity (whether related to a satellite which provides the DIRECTV Service or any other satellite in the DBS Distribution System), commandeering of vessels or other carriers resulting from acts of God, or any other accident, condition, cause, contingency or circumstances including (without limitation, acts of God) within or without the United States. Neither TiVo nor DIRECTV shall, in any manner whatsoever, be liable or otherwise responsible for any delay or default in, or failure of, performance resulting from or arising out of or in connection with any Event of Force Majeure and no such delay, default in, or failure of, performance shall constitute a breach by either Party hereunder; provided, however, to the extent that the Event of Force Majeure materially affects DIRECTV's or TiVo's ability to meet any time bounded commitments set forth in this Marketing Agreement, the dates in this Marketing Agreement shall be extended by the number of days that such Party is precluded from performing all of its material obligations set forth in this Marketing Agreement due to the Event of Force Majeure.

                                      22.

     In Witness Whereof, the Parties have caused this Marketing Agreement to be executed as of the date first above written.

                                   TIVO Inc.


                                   By:    /s/  Michael Ramsay
                                      ---------------------------

                                   Name:       Michael Ramsay
                                        -------------------------

                                   Title:      President, CEO
                                         ------------------------


                                   DIRECTV, Inc.

                                   By:  /s/  Eddy W. Hartensten
                                      -----------------------------

                                   Name:     Eddy W. Hartensten
                                        ---------------------------

                                   Title:    President
                                         --------------------------

                                      23.

                                   APPENDIX I

1.   "AAA" shall have the meaning set forth in Section 12.3.1.

2.   "Additional Revenue Share" shall have the meaning set forth in Section
4.1.3.

3.   "Additional Shares" shall have the meaning set forth in Section 5.1.2.

4. "Affiliated Company(ies)" means with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by or under common control (i.e., the power to direct affairs by reason of ownership of voting stock by contract or otherwise) with such person or entity.

5.   "Applicable Percentage" shall have the meaning set forth in Section
5.1.2(a).

6.   "Arbitration Rules" shall have the meaning set forth in Section 12.3.1.

7.   "Bandwidth Capacity" shall have the meaning set forth in Section 3.

8.   "Bandwidth Commencement Date" shall have the meaning set forth in Section
3.

9.   "Calculation Date" shall have the meaning set forth in Section 4.1.1.

10.  "Common Stock" shall have the meaning set forth in Section 5.1.1.

11.  "Confidential Information" shall have the meaning set forth in Section 7.1.

12.  "Cut-Off Date" shall have the meaning set forth in Section 2.1.5(e).

13. "DBS Distribution System" means the distribution system for video, audio, data and other programming services whereby the programming satellite signal or feed is received from the transmission source by a DIRECTV turnaround earth-station facility which compresses the signal and then uplinks it at one of the DIRECTV Frequencies on a DIRECTV Satellite for transmission to DIRECTV Subscribers.

14.  "DIRECTV" shall have the meaning, set forth in the initial paragraph.

15. "DIRECTV Frequencies" means the DBS operating frequencies associated with the 101. West Longitude orbital location, for which an Affiliated Company of DIRECTV is the FCC-authorized permittee.

16.  "DIRECTV Sales Force" shall have the meaning set forth in Section 2.1.1(a).

17. "DIRECTV Satellite" means a DBS communications satellite located at or about the 101. West Longitude orbital location.

18. "DIRECTV Service" means the video, audio, data or other programming services distributed from time to time by DIRECTV via the DBS Distribution System, as edited, selected,


                                      1.

packaged, scheduled and priced in DIRECTV's sole discretion. The DIRECTV Service does not include the TIVO Service.

19. "DIRECTV Subscribers" means those residential customers authorized by DIRECTV to receive the DIRECTV Service via the DBS Distribution System.

20.  "DIRECTV Trademarks" shall have the meaning set forth in Section 2.5.

21.  "DIRECTV/TIVO Combo Receiver" shall have the meaning set forth in Section
6.

22. "DIRECTV/TIVO Subscriber" means any person that (i) subscribes to both the DIRECTV Service and the TIVO Service using a DIRECTV/TIVO Combo Receiver; or
(ii) (A) subscribes to both the DIRECTV Service and the TIVO Service using a separate DIRECTV receiver and a TIVO Stand-Alone Receiver, and (B) such person purchased a DIRECTV receiver prior to a TIVO Stand-Alone Receiver.

23.  "Event of Force Majeure" shall have the meaning set forth in Section 12.9.

24.  "Final Revenue Share" shall have the meaning set forth in Section 4.1.2.

25.  "Indemnified Party(ies)" shall have the meaning set forth in Section 10.1.

26.  "Indemnifying Party" shall have the meaning set forth in Section 10.1.

27.  "Indemnity Notification" shall have the meaning set forth in Section 10.2.

28.  "Initial Revenue Share" shall have the meaning set forth in Section 4.1.1.

29.  "Initial Shares" shall have the meaning set forth in Section 5.1.1.

30.  "Initial Term" shall have the meaning set forth in Section 11.1.

31. "Intellectual Property Event" shall have the meaning set forth in Section 11.6.

32. "Launch Date" means the first date on which: (i) the TIVO Service is operational and commercially available within the United States at a monthly subscription charge not greater than [*] to consumers purchasing the TIVO Stand-Alone Receiver and/or the DIRECTV/TIVO Combo Receiver; (ii) the TIVO Stand-Alone Receiver is (A) compatible (either directly or through an infrared blaster) with at least [*] of DIRECTV's receivers currently in use by DIRECTV Subscribers such that use of the TIVO Stand-Alone Receiver does not diminish or degrade the performance of the DIRECTV Receiver or the quality of the DIRECTV video, audio or data broadcast viewed by DIRECTV Subscribers or otherwise to DIRECTV's reasonable satisfaction and (B) available for commercial distribution to consumers via direct sales, wholesale and/or retail channels within the United States to DIRECTV's reasonable satisfaction determined in good faith, at a retail price (for at least one model) not greater than [*]; and
(iii) TIVO is capable of providing customer service, product fulfillment and billing services to TIVO Subscribers to DIRECTV's reasonable satisfaction.

*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities Exchange Commission.

                                      2.

33. "Marketing Agreement" shall have the meaning set forth in the initial paragraph.

34.  "Marketing Period" shall have the meaning set forth in Section 2.1.

35.  "Minimum TIVO Services" shall have the meaning set forth in Section 2.8.

36.  "NRTC" means the National Rural Telecommunications Cooperative.

37.  "Party(ies)" shall have the meaning in the initial paragraph.

38.  "Philips" shall have the meaning set forth in Section 6.

39. "Recurring Customer Complaint" shall mean a problem or defect concerning a TIVO Product reported to TIVO's customer service staff or any other employee of TIVO by more than fifty (50) customers who own or frequently use a TIVO Product.

40.  "Repurchase Price" shall have the meaning set forth in Section 5.2.1.

41.  "Repurchase Trigger Date" shall have the meaning set forth in Section
5.2.1.

42. "Revenue Share Payments" shall mean payments of the Initial Revenue Share, the Final Revenue Share and/or the Additional Revenue Share made in accordance with Section 4.1.

43.  "Right of Repurchase" shall have the meaning set forth in Section 5.1.2(a).

44.  "Shares" shall have the meaning set forth in Section 5.1.2.

45. "Stock Purchase Agreement" shall have the meaning set forth in the Recitals.

46. "Subscriber Bill Mailings" shall have the meaning set forth in Section 2.1.3(b).

47.  "TIVO" shall have the meaning set forth in the initial paragraph.

48.  "TIVO Diluted Shares" shall have the meaning set forth in Section 5.1.1.

49.  "TIVO Infomercial" shall have the meaning set forth in Section 2.1.2.

50.  "TIVO Marketing Materials" shall have the meaning set forth in Section
2.1.5.

51. "TIVO Products" shall mean any and all hardware or equipment used by consumers to activate or receive the TIVO Services, including without limitation the TIVO Stand-Alone Receiver and any TIVO technology incorporated in the DIRECTV/TIVO Combo Receiver. TIVO Products may include hardware or equipment manufactured, distributed and sold by third parties including Philips Electronics B.V. and its Affiliated Companies.

52. "TIVO Promotional Materials" shall have the meaning set forth in Section 2.1.3.

53. "TIVO Service" means any and all of the personalized television services offered by TIVO to consumers.

                                      3.

54. "TIVO Stand-Alone Receiver" shall mean a set-top box which allows consumers to receive the TIVO Service, other than the DIRECTV/TIVO Combo Receiver.

55. "TIVO Subscribers" means those residential or commercial customers authorized by TIVO to receive the TIVO Service.

56. "TIVO Television Advertising" shall have the meaning set forth in Section 2.1.2.

57.  "TIVO Trademarks" shall have the meaning set forth in Section 2.5.

                                      4.

                                Schedule 2.1.2.
                  TiVo Television Advertising Specifications

     DIRECTV agrees to provide TiVo with advertising spots (avails) and infomercials on the programming networks and sports services broadcast via the DIRECTV Service for the purpose of promoting and marketing the TiVo Service capable of generating a minimum of [*] gross impressions during the Marketing Period. As an example, [*] gross impressions during the Marketing Period translates to approximately [*] avails broadcast per year, assuming (1) a typical distribution of avails on the networks listed below, (2) an average DIRECTV subscriber base of [*] for the first year of the Marketing Period and [*] for the second year, and (3) expected viewer ratings applicable to each such network. Such number of gross impressions also would include infomercials broadcast via the DIRECTV Service.

TiVo Television Advertising Specifications - Avails

     Based on the current scheduling capabilities of DIRECTV's tape-based insertion system, all TiVo avails will be scheduled on a run-of-schedule (ROS) basis, with no scheduling of specific marquee events on any of the networks. If DIRECTV upgrades its insertion system to a video server-based architecture, DIRECTV will make good faith efforts to insert avails with a level of accuracy and specificity consistent with commercial broadcast practices.

     At a minimum and subject to contractual obligations which may change from time to time, DIRECTV agrees to insert TiVo avails on the networks listed below:

     [*]

     DIRECTV reserves the right to remove and/or substitute the advertising time on certain cable networks to the extent DIRECTV's rights change with respect to such ability to sell such advertising time, and DIRECTV cannot guarantee time on any specific network(s) and/or event.

     DIRECTV will make good faith efforts to provide TiVo with affidavits certifying telecast and number of plays of TiVo avails. Reconciliation of the schedule will occur on a monthly basis. DIRECTV will also make best efforts to notify TiVo of a change in schedule of sports events. DIRECTV and TiVo shall meet quarterly to provide feedback to one another

*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      1.

regarding TIVO avail placement and to coordinate, to the extent feasible, upcoming TIVO avail scheduling with TIVO promotional activities; provide, however, that all such placement and scheduling shall be determined by DIRECTV in accordance with this Marketing Agreement.

TIVO Television Advertising Specifications - Infomercials

     DIRECTV agrees to provide TIVO with infomercials spots (including the TIVO infomercials) on the DIRECTV Service for the purpose of promoting and marketing the TIVO Products and the TIVO Service during the Marketing Period. The duration, timing and placement of such infomercials will be determined by DIRECTV in its sole discretion. TIVO agrees to provide TIVO infomercials to DIRECTV at any length necessary to make use of infomercials broadcast opportunities offered by DIRECTV, which may change from time to time.

                                      2.

                                Schedule 2.1.4.
            DIRECTV Website and Magazine Advertising Specifications Website Advertising Specifications

At a minimum, DIRECTV will provide TIVO with a presence on DIRECTV's website as described below. Any TIVO banner on DIRECTV's website shall be equal in size to 468 X 60 pixels. The size of such banner may change over the course of the Marketing Period. Currently, directv.com receives [*] visits per month, resulting in an average of [*] page views per month./1/


Location in            Content                  Frequency                    Avg. Visits per
directv.com                                                                  month/1/
--------------------   ----------------------   --------------------------   ------------------
Home Page              [*]                      [*]                          [*]

On-Line Programming    [*]                      [*]                          [*]

Q&A Page               [*]                      [*]                          [*]

DIRECTV System         [*]                      [*]                          [*]
Products Page


--------------------------------

[*]
[*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed with the Securities and Exchange Commission.

                                      1.

On Magazine Advertising Specifications

     Starting with the first published edition of On Magazine following the Launch Date, DIRECTV will provide prominent placement of a full-page (approximately 8" x 10.5"), four-color TiVo advertisement in each of [*] consecutive monthly editions of On Magazine. Prominent locations in On include cover locations (back cover, inside back cover, inside front cover) or within the first [*] of the magazine's inside pages. DIRECTV will place the TiVo advertisement in a cover location in at least [*] of the [*] editions.

See Guide Advertising Specifications

     Starting with the first published edition of the See Guide following the Launch Date, DIRECTV will provide prominent placement of a full-page (approximately 9" x 10.75"), four-color TiVo advertisement in each of [*] consecutive monthly editions of the See Guide. Prominent locations in See include cover locations (back cover, inside back cover, inside front cover) or within the first [*]of the guide's inside pages. DIRECTV will place the TiVo advertisement in a cover location in at least [*] of the [*] editions.

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.
                                     2.

                               Schedule 2.1.5(e)

                   Cut-Off Dates for TIVO Marketing Materials

Materials                             Approved and Finalized Materials Needed
---------------------------           -----------------------------------------
Avails                                [*]days prior to first air date
Infomercials                          [*]days prior to first air date
Bill Stuffer Content                  [*]days prior to insertion
On Magazine Advertisements            [*]days prior to publication
See Guide Advertisements              [*]days prior to publication
Website Content                       [*]days prior to insertion

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed with the Securities and Exchange Commission.

                                      1.

                                 Schedule 2.2
                          Fulfillment Specifications
                  for the TIVO Service and the TIVO Products

     TIVO shall take orders for TIVO Service and/or the TIVO Products:

          (i) over the telephone via a toll-free number (with such telephone number staffed from at least [*] in all applicable time zones);

          (ii)   via fax (from either a customer directly or a third party); and

          (iii)  via electronic data interface.

     TIVO shall accept payments for the TIVO Service and/or the TIVO via check, money order and credit cards (Visa, Mastercard and American Express).

     TIVO, or a third party authorized by TIVO, shall drop ship the applicable TIVO Product within [*] of receipt of the order. The shipping carrier utilized shall provide shipment of the TIVO Products in [*] days. TIVO may charge a shipping and handling fee that is no greater than [*] % of TIVO's actual shipping costs charged by the shipping carrier.

     TIVO shall utilize an order management system in which customer orders and records (for the TIVO Service and/or the TIVO Products) shall be established and maintained. Such order management system shall support all customers transactions and inquiries regarding the TIVO Service and/or the TIVO Products.

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      1.

                                 Schedule 2.4

                          Customer Service Standards

Metrics:                                       Standards
---------------------------------------------  -----------------------
Service level (percentage of calls answered    [*]
within 30 seconds)
Attendance                                     [*]
Call abandon rate                              [*]
Call busy rate                                 [*]
% calls handled                                [*]
Average speed of answer                        [*]
Average call handle time                       [*]
Average call hold time                         [*]
Longest call waiting                           [*]
% calls transferred                            [*]

Quality:

EC calls are rated at meets or exceeds         [*]
% of calls where EC is polite and respectful   [*]
% of calls that have one call resolution       [*]
Legal compliance                               [*]
Call monitoring per EC per month               [*]
Systems:
Telemarketing - available                      [*]
Telecom - available                            [*]
Networks - available                           [*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.



                                      1.

                                Schedule 2.5(a)

                        DIRECTV Mark License Agreement

     This DIRECTV MARKS LICENSE AGREEMENT (the "License") is made effective as of the ______ day of April 1999 (the "Execution Date"), by and between DIRECTV, Inc., a California corporation ("DIRECT "), and TIVO Inc., a Delaware corporation ("Licensee").

     WHEREAS, Licensee and DIRECTV are entering into concurrently herewith a Marketing Agreement (the "Marketing Agreement");

     WHEREAS, DIRECTV desires to grant Licensee certain limited rights to utilize certain trademarks (the "Marks" as hereinafter defined);

     WHEREAS, DIRECTV and Licensee have agreed to establish a strategic business relationship whereby DIRECTV will provide marketing access to its United States subscribers and offer promotional support for Licensee's personalized television programming services (collectively, the "TIVO Service") and the products related thereto pursuant to the Marketing Agreement. In addition, DIRECTV and Licensee shall work to develop a set top box that is capable of receiving the TIVO Service and the DIRECTV Service (as defined below) without the need of a cable, wire or other interconnect (the "DIRECTV/TIVO Combo Receiver");

     WHEREAS, TIVO desires to use the Marks in accordance with the terms set forth in this License (the "Licensed Use") as hereinafter defined; and

     WHEREAS, the parties desire to establish a relationship and set forth in writing the terms and conditions for Licensee's use of the Marks.

     NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     In consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   DEFINITIONS

     As used in this License with initial capital letters, the following words and phrases shall have the definitions set forth below.

     1.1 Affiliate. "Affiliate" shall mean, when referring to two (2) companies, that there is a direct or indirect commonality of ownership between the two (2) companies of at least fifty percent (50%).

     1.2 DIRECTV/TIVO Materials. "DIRECTV/TIVO Materials" shall mean any and all materials (including, but not limited to, advertising and point-of-sale marketing materials), whether printed, audio or visual (including video), or any combination thereof, used to (i)

                                      1.

promote the DIRECTV/TiVo Combo Receiver and the features related thereto and/or
(ii) accurately state, describe or explain that the TiVo Service, through the use of the TiVo Stand-Alone Receiver, is compatible with the DIRECTV Service and/or the DIRECTV System Product.

     1.3 DIRECTV Service. "DIRECTV Service" shall mean the video, audio, data or other programming services distributed from time to time by DIRECTV via the DBS Distribution System (as defined in the Marketing Agreement), as edited, selected, packaged, scheduled and priced in DIRECTV's sole discretion.

     1.4 DIRECTV System Product. "DIRECTV System Product" shall mean the set-top subscriber equipment necessary to receive the DIRECTV Services for viewing on a television monitor.

     1.5 Licensed Use. "Licensed Use" shall mean use of the Marks to produce and distribute the DIRECTV/TiVo Materials.

     1.6 Marks. "Marks" shall mean the trademarks and/or logos described and depicted in Exhibit A hereto, as amended by DIRECTV from time to time, of which Licensee is entitled to make a Licensed Use pursuant to the terms of this License.

     1.7  Term.  "Term" shall mean the period of this License as set forth in
Section 2.6.

     1.8  Territory.  "Territory" shall mean the United States of America.

     1.9 TiVo Stand-Alone Receiver. "TiVo Stand-Alone Receiver" shall mean a set top box which allows consumers to receive the TiVo Service, other than the DlRECTV/TiVo Combo Receiver.

2.   LICENSE

     2.1 Grant. Subject to the full performance by Licensee of all of its obligations under this License and the Marketing Agreement, DIRECTV hereby grants to Licensee, and Licensee hereby accepts, a [*] license to make Licensed Use of the Marks during the Term in the Territory.

     2.2 Right to Authorize Others. Licensee shall have the full and complete right and authority to authorize one or more Affiliates by agreement to make Licensed Use of the Marks; provided, however, that such agreement is in a form reasonably acceptable to DIRECTV. In the event that Licensee authorizes an Affiliate to make Licensed Use of the Marks, Licensee shall be fully responsible under this License for such person's activities or inactivities to the same extent as though done or omitted by Licensee. Notwithstanding any such authorization, DIRECTV shall look solely to Licensee to perform all obligations undertaken by Licensee.

     2.3 Restrictions. In each instance where the Marks are used, Licensee shall conform its use as set forth in the DIRECTV Logo Guidelines attached hereto as Exhibit B. Nothing contained in the DIRECTV Logo Guidelines shall be interpreted to expand Licensee's rights to use any trademarks or logos other than those set forth in Exhibit A. Licensee shall conduct all

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      2.

activities hereunder so as to not knowingly violate any applicable laws in the Territory or other relevant geographic area, and shall cause each person authorized by Licensee, or acting by authority given another by or through Licensee, to make Licensed Use of the Marks strictly and solely in accordance with the terms of this License.

     2.4 Reserved Right. All rights in and to the Marks not expressly granted in this License to Licensee are reserved to DIRECTV. Licensee acknowledges and agrees that DIRECTV reserves the right to use or authorize or license another to use the Marks. DIRECTV shall have and retains the sole and exclusive right to utilize itself or license parties to utilize the Marks in any manner not inconsistent with the terms of this License.

     2.5 Conditions. The license granted hereunder is expressly conditioned upon Licensee's full and complete compliance with the applicable provisions of the trademark laws of the United States and all other applicable laws which affect the Licensed Use.

     2.6 Duration of License. The Term of this License shall begin as of the Execution Date and shall continue concurrently with the term of the Marketing Agreement, unless earlier terminated. This License will automatically terminate upon the termination of, for any reason, the Marketing Agreement.

     2.7 Seconds. Licensee shall not offer for sale, sell, ship, advertise, promote, market, distribute or use for any purpose whatsoever any DIRECTV/TIVO Materials bearing the Marks which fails to meet any requirement of this License or the Marketing Agreement. Further, Licensee shall not permit any third party authorized by Licensee to make Licensed Use of the Marks to offer for sale, sell, ship, advertise, promote, market, distribute or use for any purpose whatsoever any DIRECTV/TIVO Materials bearing the Marks which fails to meet any requirement of this License or the Marketing Agreement.

3.   REVIEW OF DIRECTV/TIVO MATERIALS

     Licensee shall provide to DIRECTV a representative sample of its DIRECTV/TIVO Materials for DIRECTV's review and written approval prior to the initial printing or publishing of such DIRECTV/TIVO Materials. DIRECTV shall provide its approval or rejection of such DIRECTV/TIVO Materials within 10 business days. After Licensee has provided DIRECTV with such a representative sample and obtained DIRECTV's written approval of such DIRECTV/TIVO Materials, Licensee shall only be obligated to provide additional samples of such DIRECTV/TIVO Materials in the event such DIRECTV/TIVO Materials substantially differs from DIRECTV/TIVO Materials previously provided to DIRECTV or upon the request of DIRECTV.

4.   OWNERSHIP OF PROPRIETARY RIGHTS AND GOODWILL

     4.1 Ownership. Licensee acknowledges that each Mark is a valuable asset of DIRECTV. Licensee will at no time acquire or assert any claim of ownership of, or any claim to, any goodwill or reputation associated with the Marks, or in any derivation, adaptation or variation of any Mark. All use of each Mark by Licensee shall inure to the benefit of DIRECTV. Licensee agrees that during the Term and thereafter it will not attack the title or any rights of DIRECTV in and to any Mark or the validity of this License.

                                      3.

     4.2 Use by Licensee. Licensee agrees that in using any Mark, it will not in any way represent that it has any right, title or interest in the Marks other than those expressly granted under this License. Licensee further agrees that it will not use or authorize the use, either during or after the Term, of any configuration, trademark, trade name or other designation confusingly similar to the name of DIRECTV or any Mark. Licensee will not directly or indirectly register or attempt to register, in any country or territory, any Mark or any derivation or adaptation of any Mark, or any word, symbol or design which is so similar to any Mark as to be likely to cause confusion as to any association with, sponsorship by or approval of DIRECTV.

     4.3 Modifications of Marks. Licensee shall not depart from the form of the Marks set forth in Exhibit A. Licensee acknowledges that, from time to time, it may be necessary or desirable for DIRECTV to modify or discontinue use of certain elements of a Mark and correspondingly amend Exhibit A. Accordingly, DIRECTV does not represent or warrant that any Mark or any element thereof will be maintained or used by DIRECTV in any particular fashion.

5.   INFRINGEMENT

     DIRECTV, at its expense and at its sole and absolute discretion, may commence or prosecute any claims or suits in its own name to protect any of its rights in and to any Mark against infringement or appropriation by others not a party to this License. Licensee shall promptly notify DIRECTV of any known or suspected infringements or imitations by other persons of any Mark and shall provide, to the extent reasonably obtainable by Licensee, information regarding the identity of such persons and their activities and a sample or facsimile of the product and/or any material which is suspected to infringe upon or imitate the Mark. Licensee agrees to cooperate fully with and to assist DIRECTV in the commencement and prosecution of such claims or suits with respect to Licensee's use of the Marks, to the extent reasonably deemed necessary or desirable by DIRECTV, provided, however, that DIRECTV shall reimburse Licensee for all reasonable costs incurred in connection therewith. If such costs may include Licensee's costs for its employees or other agents, Licensee shall notify DIRECTV in advance and the parties shall negotiate in good faith a reasonable apportionment of the costs for Licensee's employees and other agents. With respect to all claims and suits initiated by DIRECTV to protect its proprietary rights in any Mark, including suits in which Licensee is joined as a party, DIRECTV shall have the sole right to employ counsel of its own choosing and to direct the conduct and any settlement of the litigation. DIRECTV shall be entitled to receive and retain all amounts awarded as damages, settlements, profits or otherwise in connection with such claims or suits. Licensee agrees not to contact any third party alleged infringer or imitator in order to make any demands or claims, institute any suit, or take any other action in response to such alleged infringement or imitation without first obtaining the prior written permission of DIRECTV.

6.   INDEMNIFICATION

     6.1 Indemnification by License. Licensee hereby indemnifies and agrees to defend and hold DIRECTV, and each and all of its respective parent, Affiliates, and each and all of its officers, directors, employees, agents, successors and assigns harmless from any claim or suit, liability, judgment, damage, penalty, fee or litigation costs arising out of Licensee's breach under

                                      4.

this License. DIRECTV agrees to reasonably cooperate with Licensee in the defense of such action, provided that Licensee shall reimburse DIRECTV for its reasonable out-of-pocket costs incurred in connection therewith. DIRECTV shall have the right at its option to defend against any such claim with attorneys of its selection at the expense of Licensee.

     6.2 Indemnification by DIRECTV. DIRECTV hereby indemnifies and agrees to defend and hold Licensee, and each and all of its respective parent, Affiliates, and each and all of its officers, directors, employees, agents, successors and assigns harmless from any claim or suit, liability, judgment, damage, penalty, fee or litigation costs arising out of any claims of trademark infringement by any third party based on Licensed Use of the Marks by Licensee. Licensee agrees to promptly notify DIRECTV of any claim of trademark infringement by any third party and DIRECTV shall defend Licensee, through attorneys of DIRECTV's choosing, at no cost to Licensee. Licensee agrees to reasonably cooperate with DIRECTV in the defense of such action, provided that DIRECTV shall reimburse Licensee for its reasonable out-of-pocket costs incurred in connection therewith. Licensee agrees to take no actions of any kind regarding such claim without the express prior written approval of DIRECTV. DIRECTV shall have the sole and absolute right to settle any such action and to negotiate and determine settlement terms. Licensee shall take all steps reasonably necessary to mitigate its damages incurred, including the removal of any Mark from any DIRECTV/TiVo Materials involved. The remedy provided in this Section 6.2 shall be the sole and entire remedy of Licensee, and DIRECTV shall not be responsible for any other damages of any kind, including special or consequential damages or projected lost sales or profit of Licensee or other expenditures of Licensee. If less than all of the DIRECTV/TiVo Materials are affected by the action of the third party, or activities in a specific geographic location are curtailed, then this License shall be modified to the extent necessary to reflect the reduction of products or the restriction as to geographic location.

7.   DEFAULT AND TERMINATION

     7.1 Default. Licensee's failure to observe the material provisions of this License, including but not limited to Sections 2 and 3, shall constitute a material breach. Upon any material breach, DIRECTV may give Licensee notice of such breach and, in addition to any other legal or equitable remedies which it may have, shall have the right to terminate this Agreement. Licensee shall have thirty (30) days after the receipt of notice in which to cure any breach and shall notify DIRECTV within five (5) business days that Licensee intends to attempt a cure.

     7.2 Termination. In the event this License is terminated, Licensee shall immediately discontinue all use of the Marks and within thirty (30) days (a) deliver to DIRECTV an inventory report indicating the number, location and description of any remaining DIRECTV/TiVo Materials authorized hereunder, and
(b) destroy all DIRECTV/TiVo Materials at its sole cost; provided, however, that if such termination is a result of DIRECTV's breaching its obligations hereunder, then such destruction shall be at DIRECTV's sole cost. Licensee shall certify in writing to DIRECTV that it has discontinued all use of the Marks and has so destroyed all DIRECTV/TiVo Materials.

     7.3 Expiration. Upon expiration of this Agreement, Licensee shall immediately discontinue all use of the Marks and within thirty (30) days (a) deliver to DIRECTV an inventory


                                      5.

report indicating the number, location and description of any remaining DIRECTV/TIVO Materials authorized hereunder, and (b) destroy all DER.ECTV/TIVO Materials. Licensee shall certify in writing to DIRECTV that it has discontinued all use of the Marks and has destroyed all DIRECTV/TIVO Materials.

8.   INJUNCTIVE RELIEF

     Licensee recognizes and acknowledges the great amount of goodwill and secondary meaning associated with each Mark licensed under this License and further acknowledges and admits that in the event Licensee violates any of the terms of this License concerning or related to the use of any Mark; (a) D]RECTV could not be adequately compensated for injury resulting therefrom by payment of money damages; (b) DIRECTV would be irreparably injured by such violation; (c) it would be difficult if not impossible to determine the resulting monetary damages suffered by DIRECTV; and (d) injunctive relief would be appropriate to prevent Licensee from performing any act constituting such a violation or performing any other act tending to injure in any way the goodwill or secondary meaning associated with any Mark.

9.   INTERPRETATION

     9.1 Applicable Law; Entire Agreement; Modification. The existence, validity, construction, operation and effect of this License and the Exhibits hereto shall be determined in accordance with, and be governed by, the laws of the State of California (without reference to the choice of law provisions of California). This License and the Exhibits hereto constitute the entire agreement, whether written or oral, between the parties, and supersede all previous understandings, commitments or representations concerning the subject matter. Reference to "License," unless specifically set forth otherwise, shall include this License and all Exhibits hereto. Each party acknowledges that the other party has not made any representations other than those which are specifically set forth herein. This License may not be amended or modified in any way, and none of its provisions may be waived, except by a writing signed by an authorized officer of the party against whom the amendment, modification or waiver is sought to be enforced.

     9.2 Benefit. This Agreement shall be binding on and shall inure to the benefit of any and all Successors and permitted assigns of the parties.. Any purported assignment by either party not in compliance with the provisions of this Agreement shall be null and void and of no force and effect.

     9.3 Illegality. If any provision of this License or any application thereof, should be held by a court of competent jurisdiction to be illegal, invalid, void or unenforceable, all provisions of this License and all applications thereof not held illegal, invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated by such holding. The parties intend that if any provision of this License is capable of two constructions one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

     9.4 Relationship of Parties. This License does not constitute and shall not be construed as constituting a partnership or agency relationship between DIRECTV and Licensee.

                                      6.

Licensee shall have no right to obligate or bind DIRECTV in any manner whatsoever and shall not hold itself out as having any such right. Nothing contained in this License shall or is intended to give any rights of any kind to any third person.

     9.5 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER FORESEEABLE OR NOT, OCCASIONED BY ANY BREACH OF ANY OBLIGATION UNDER THIS AGREEMENT FOR ANY CAUSE WHATSOEVER, WHETHER ARISING IN NEGLIGENCE OR OTHERWISE.

     9.6 Counterparts. This License may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute but one and the same instrument. The parties also agree that this License shall be binding upon the faxing by each party of a signed signature page thereof to the other party. If such a faxing occurs, the parties agree that they will each also immediately post, by express or overnight courier, a fully executed original counterpart of the Agreement to the other party.

10.  MISCELLANEOUS

     10.1 Assignability and Sublicensing. This License is personal to Licensee and none of the rights of Licensee hereunder shall be sold, transferred, assigned or sublicensed by Licensee except as provided by this License and no rights hereunder shall devolve by operation of law or otherwise upon any assignee, receiver, liquidator, trustee, or other party. DIRECTV shall have the right to assign any or all of its rights and obligations under this License without the approval of Licensee, so long as the obligations of DIRECTV are discharged by any such assignee and the assignment causes no additional obligations to Licensee.

     10.2 Waiver. The failure or delay of either party in enforcing any of its rights under this License shall not be deemed a continuing waiver or modification of this License, nor shall a waiver by either party of a breach or default hereunder be deemed a waiver by such party of a subsequent breach or default of like or similar nature. No waiver shall be effective against either party unless it is in writing and signed by a duly authorized officer of such party. Resort by either party to any remedies referred to in this License or arising by reason of a breach of this License by either party shall not be construed as a waiver by the acting party of its rights to any other legal or equitable remedies available to it.

     10.3 Survival of Rights. Notwithstanding anything to the contrary in this License, the rights and obligations of DIRECTV and Licensee pursuant to Sections 4.1, 4.2, 6, 9 and 10 of this License shall survive any termination of this License.

     10.4 Dispute Resolution and Arbitration.

          10.4.1 Initial Dispute Resolution. Any dispute or disagreement between DIRECTV and Licensee arising out of this Agreement shall be resolved according to the following dispute resolution procedure:

                                      7.

                    (a) such dispute shall first be addressed to each party's project manager (or other appropriate person as identified by the particular party) for discussion and attempted resolution;

                    (b) if any such dispute is not resolved by such project managers within five (5) business days from the date that either party gives written notice that such dispute or disagreement exists, then such dispute shall be immediately referred to the Vice President of Advanced Products, in the case of DIRECTV, and to the Chief Executive Officer, in the case of Licensee, for discussion and attempted resolution; and

                    (c) if the dispute is not resolved within five (5) business days after such second-tier referral, it shall be referred to the Executive Vice President, in the case of DIRECTV, and to the Chief Executive Officer, in the case of Licensee.

          10.4.2    Arbitration Procedures.

                    (a) Selection of Arbitrator. If a dispute is not resolved to the mutual satisfaction of DIRECTV and Licensee, each in their respective sole discretion, within five (5) business days (or such longer period as may be mutually agreed upon) after the third-tier referral described in Section 10.4.1
(c), such dispute may be referred by either party to arbitration in Los Angeles, California before one arbitrator in accordance with the Commercial Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association in effect on the date that notice of such dispute was originally given. Unless otherwise mutually agreed to in advance, the arbitrator shall be selected from a panel of qualified arbitrators in accordance with the procedures of the Arbitration Rules.

     Hearing Procedures. Once appointed, the arbitrator shall designate a time and place for a pre-hearing status conference not more than fourteen (14) days from the date of their appointment, and shall appoint a time and place for a final hearing not more than thirty (30) days from the date of the status conference. The final hearing shall conclude no later than thirty (30) days after its commencement. The party that demands arbitration of the unresolved dispute or disagreement shall specify in writing the matter to be submitted to arbitration. The arbitrator shall render a written decision setting forth an award and stating with reasonable detail the reasons for the decision reached. Any cash component of the award shall be payable in United States dollars through a bank in the United States. Each party shall bear its own cost of preparing for and presenting its case; and the cost of arbitration, including the fees, and expenses of the arbitrator will be shared equally by DIRECTV and Licensee.

                    (b) Enforcement. The arbitration award shall be final and binding upon the parties and may be confirmed by the judgment of any court having appropriate jurisdiction, including without limitation, California courts. Notwithstanding the above, DIRECTV shall have the right to seek injunctive relief, as provided in Section 8, in California or any other state or federal court of competent jurisdiction to enforce its rights under this License.

     10.5 Notices. All notices and other communications from either party to the other hereunder shall be in writing and shall be deemed received upon actual receipt when personally delivered, upon acknowledgment of receipt if sent by facsimile, or upon the expiration of the

                                      8.

fifth business day after being deposited in the United States mails, postage prepaid, certified or registered mail, addressed to the other party as follows:

     To TIVO:

          TIVO Inc.
          894 Ross Drive
          Suite 100
          Sunnyvale, CA 94089
          Attn: Michael Ramsay
          Fax: (408) 747-5096
          cc: General Counsel

     To DIRECTV:

               DIRECTV, Inc.
               2230 East Imperial Highway
               El Segundo, CA 90245
               Attn:  Vice President, Advanced Products
               Fax:  (310) 964-4106
               cc:  Senior Vice President, Business Affairs
                    and General Counsel
                    Fax:  (310) 726-4991

     Witness Whereof, each of the parties hereto has duly executed and delivered this Agreement as of the day and year first written above.


DIRECTV, INC.                             TIVO INC.

By:__________________________________     By:________________________________

Name:________________________________     Name:______________________________

Title:_______________________________     Title:_____________________________

                                      9.

                                   EXHIBIT A

               MARKS APPROVED FOR USE IN DIRECTV/TIVO MATERIALS

A. Licensed Marks: The following trademarks are licensed for use by the above Licensee pursuant to the Agreement with the Execution Date shown above:


1.   DIRECTV

2.   [LOGO HERE]



B. Prescribed Style: The Marks, when used in the approved medium, shall conform to the following guidelines:

1.   In text, the term "DIRECTV" shall be shown as typed capital letters.

2. In addition to the foregoing provisions, the DIRECTV Trademark Style and Use Guidelines including those contained in Exhibit B (as may be amended by DIRECTV), shall also govern the use of the Marks in DIRECTV/TIVO Materials.

                                      1.

                                   EXHIBIT B

                            DIRECTV LOGO GUIDELINES

                                      1.

                                Schedule 2.5(b)

                          TIVO Mark License Agreement

                                      1.

                                Schedule 5.1.2

                            Form of Promissory Note

                                PROMISSORY NOTE

     $2,822,168.00                                       Los Angeles, California
                                                                   April -, 1999

     For valued received, DIRECTV, Inc., a California corporation ("DIRECT"), whose address is 2230 East Imperial Highway, El Segundo, California 90245, promises to pay to TIVO, INC., a Delaware corporation ("TIVO"), the principal amount of Two Million Eight Hundred Twenty-Two Thousand One-Hundred Sixty-Eight Dollars ($2,822,168.00), without interest on the date (the "Maturity Date") that is 36 months after the Bandwidth Commencement Date (as defined in that certain Marketing Agreement dated April _, 1999 by and between DIRECTV and TIVO (the "Marketing Agreement")). The Maturity Date shall be extended from time to time, automatically and without any action by DIRECTV or TIVO, by any amount of time
(i) during which DIRECTV preempts or interrupts the Bandwidth Capacity or DIRECTV's obligation to provide the Bandwidth Capacity is suspended, in each case pursuant to the last sentence of Section 3 of the Marketing Agreement, and
(ii) during the occurrence of any Event of Force Majeure (as defined in the Marketing Agreement).

     All payments under this Note shall be made to the TIVO or its order, in lawful money of the United States of America at the offices of TIVO at its then principal place of business or at such other place as TIVO shall designate in writing for such purpose from time to time. Notwithstanding the foregoing, (i) the principal amount of this Note shall be reduced, automatically and without any action by DIRECTV and TIVO, by 1/36th of the original principal amount for each full month of Bandwidth Capacity that is made available by DIRECTV to TIVO as contemplated by Section 3 of the Marketing Agreement (whether or not such Bandwidth Capacity is actually used by TIVO) between the date of this Note and the Maturity Date; and (ii) in the event the Marketing Agreement is terminated by DIRECTV pursuant to Section II of the Marketing Agreement, DIRECTV shall be permitted, at its option, to repay the principal amount of this Note (A) in cash; (B) using shares of Common Stock, par value $.01 per share, of TIVO ("Common Stock"), provided that the value of any such shares, determined as of the date the Note is repaid, shall be (1) equal to the trading price per share of Common Stock on the primary national securities exchange or automated quotation system on which such Common Stock then is listed or trades, if any,
(2) if the Common Stock is not then so listed or traded, based on a valuation of the Common Stock performed by an investment banking firm of nationally recognized standing selected jointly by TIVO and DIRECTV, or (3) determined by mutual agreement of DIRECTV and TIVO; (C) by making available for use by TIVO commercial slots broadcast via the DIRECTV Service, which may be used by TIVO to promote the TIVO Products and/or the TIVO Service (but without making reference to DIRECTV or the DIRECTV Service) and shall be valued at the then-current advertising rate card utilized by DIRECTV for its third party advertisers; or
(D) any combination of the above.

                                      1.

     This Note may be prepaid by DIRECTV in whole or in part at any time, after two days' written notice of DIRECTV's intention to make any such prepayment, which notice shall specify the date and amount of such prepayment. Any prepayment shall be without penalty.

     No waiver or modification of any of the terms of this Note shall be valid or binding unless set forth in a writing specifically referring to this Note and signed by duly authorized officers of DIRECTV and TIVO, and then only to the extent specifically set forth therein.

     The rights of DIRECTV and TIVO to assign their respective obligations under this Note shall be the same as their respective rights under Section 12.1 of the Marketing Agreement.

     In the event that any one or more provisions of this Note shall be held to be illegal, invalid or otherwise unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect.

     This Note shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles thereof relating to conflicts of law.

     In Witness Whereof, DIRECTV has caused this Note to be duly executed the day and year first above written.

                                   DIRECTV, INC.

                                   By:__________________________________________

                                   Name:________________________________________

                                   Title:_______________________________________

                                      2.

                                 Schedule 5.4

                      DIRECTV Investment Representations

     1.1 Investment Representations. DIRECTV understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). DIRECTV also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act, based in part upon DIRECTV's representations contained in this Marketing Agreement. DIRECTV hereby represents and warrants as follows:

          (a) DIRECTV Bears Economic Risk. DIRECTV has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to TIVO so that it is capable of evaluating the merits and risks of its investment in TIVO and has the capacity to protect its own interests. DIRECTV must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available. DIRECTV understands that TIVO has no present intention of registering the Shares. DIRECTV also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow DIRECTV to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times DIRECTV might propose.

          (b) Acquisition for Own Account. DIRECTV is acquiring the Shares for DIRECTV's own account for investment only, and not with a view towards their distribution.

          (c) DIRECTV Can Protect Its Interest. DIRECTV represents that by reason of its, or of its management's, business or financial experience, DIRECTV has the capacity to protect its own interests in connection with the transactions contemplated in this Marketing Agreement. Further, DIRECTV is aware of no publication of any advertisement in connection with the transactions contemplated in this Marketing Agreement.

          (d) Accredited Investor. DIRECTV represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

          (e) TIVO Information. DIRECTV has had an opportunity to discuss TIVO's business, management and financial affairs with directors, officers and management of TIVO. DIRECTV has also had the opportunity to ask questions of and receive answers from, TIVO and its management regarding the terms and conditions of this investment.

          (f) Rule 144. DIRECTV acknowledges and agrees that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. DIRECTV has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about TIVO, the resale occurring following the

                                      1.

     required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

          (g) Residence. The office or offices of DIRECTV in which its investment decision was made is located at the address or addresses of DIRECTV set forth in Section 12.6 of this Marketing Agreement.

                                      2.

                                 Schedule 5.5

                           Anti-Dilution Protection

1.   Adjustment for Preferred Stock Splits and Combinations.

     If TIVO shall at any time or from time to time prior to a Qualified Public Offering (as defined below) effect a subdivision of any outstanding series of preferred stock of TIVO which is convertible into shares of Common Stock ("Preferred Stock") without a corresponding subdivision of the Common Stock, or if TIVO shall at any time or from time to time prior to a Qualified Public Offering combine the outstanding shares of Preferred Stock into a smaller number of shares without a corresponding combination of the Common Stock, TIVO shall take action to cause each Share then outstanding to be proportionately subdivided or combined. Any adjustment under this Paragraph I shall become effective at the close of business on the date the subdivision or combination becomes effective.

2.   Adjustment for Dividends and Distributions Payable in Common Stock.

     If TIVO at any time or from time to time prior to a Qualified Public Offering makes, or fixes a record date for the determination of holders of Preferred Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, TIVO shall take action to cause the holders of the Shares to receive on account of each Share then outstanding as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, an additional number of shares of Common Stock that is equal to the number of shares of Common Stock payable on account of each share of Common Stock into which such Preferred Stock is convertible; provide , however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, such additional shares of Common Stock shall not be issued and instead the number of shares of Common Stock payable shall be adjusted pursuant to this Paragraph 2 to reflect the actual payment of such dividend or distribution.

3. Adjustments for Other Dividends and Distributions Payable in Other Securities of TIVO.

     If TIVO at any time or from time to time prior to a Qualified Public Offering makes, or fixes a record date for the determination of holders of Preferred Stock entitled to receive, a dividend or other distribution payable in securities of TIVO other than shares of Common Stock, TIVO shall take action to cause the holders of the Shares to receive on account of each Share the amount of other securities of TIVO that is equal to the amount of other securities of TIVO payable to holders of Preferred Stock on account of each share of Common Stock into which such Preferred Stock is convertible; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, such other securities of TIVO shall not be issued and instead the number of other securities of TIVO payable shall be adjusted pursuant to this Paragraph 3 to reflect the actual payment of such dividend or distribution.

4.   Additional Issuances of Common Stock.

                                      1.

     If TIVO shall at any time or from time to time prior to a Qualified Public Offering issue Additional Shares of Common Stock (as defined below) at an Effective Price (as defined below) less than the then Current Market Value (as defined below) of the Common Stock, TIVO shall cause the holders of the Shares to receive a number of additional shares of Common Stock determined in accordance with the formula:

                                     A
                    N=( C x ( --------------- ))- C
                                         P
                                  O +=( ---)
                                         M

     where:

     N    =    Number of additional shares of Common Stock to be issued under this Paragraph 4.

     C    =    Number of shares of Common Stock issued to DIRECTV on the date of this Agreement.

     A    =    the number of Fully Diluted Shares (as defined below) outstanding immediately after the issuance of such Additional Shares of Common Stock.

     O    =    the number of Fully Diluted Shares outstanding immediately prior to the issuance of such Additional Shares of Common Stock.

     P    =    the aggregate consideration received for the issuance of such
               Additional Shares of Common Stock.

     M    =    the Current Market Value (as defined below) per share of Common
               Stock.


5.   Definitions.

     (a) "Additional Shares of Common Stock" shall mean shares of Common Stock or Preferred Stock, or securities convertible into or with rights to purchase Common Stock or Preferred Stock, issued by TIVO, whether or not subsequently reacquired or retired by TIVO other than (A) shares of Common Stock issued upon conversion of outstanding shares of TIVO's Preferred Stock; (B) up to 6,500,000 shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) to employees, officers or directors of, or consultants or advisors to TIVO pursuant to stock purchase or stock option plans or other arrangements that are approved by TIVO's Board of Directors; (C) shares of Common Stock or Preferred Stock, or securities convertible into or with rights to purchase Common Stock or Preferred Stock, issued in connection with acquisition transactions, where such transactions have been approved by the Board of Directors of TIVO (D) shares of Common Stock or Preferred Stock, or other securities

                                      2.

convertible into or with rights to purchase shares of Common Stock or Preferred Stock, issued to financial and other institutions, lessors or vendors of TIVO in connection with the provision of credit to TIVO; and (E) any shares of, or securities convertible into, TIVO's Common Stock or Preferred Stock issued in connection with strategic transactions involving TIVO and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements (provided that such strategic transactions and the issuance of shares therein, has been approved by the Board of Directors of TIVO).

     (b) "Current Market Value" per share of Common Stock at any date shall be the value of the Common Stock determined in good faith by the Board of Directors of TIVO and certified in a board resolution, after giving due consideration to the valuation and pricing in TIVO's most recently completed arm's length equity financing transactions, TIVO's financial position and progress in developing its products and services, the exercise price as approved by the Board of Directors of TIVO for the most recent option grants pursuant to TIVO's stock purchase or stock option plans or other arrangements, the existence and strength of competitors to TIVO's products and services, TIVO's progress in achieving milestones in developing its products and services, TIVO's progress in establishing strategic partnerships for the manufacturing, development and marketing of its products and services, and the lack of a public market for TIVO's securities; provide that, if DIRECTV disputes the valuation determined by the Board of Directors of TIVO, such valuation shall be conclusively determined by an investment banking firm of nationally recognized standing selected jointly by DIRECTV and TIVO and compensated by TIVO.

     (c) The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing (i) the aggregate consideration received, or deemed to have been received by TIVO for such issuance under this Section, for such Additional Shares of Common Stock by (ii) total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by TIVO under this Section.

     (d) "Fully Diluted Shares" shall mean (i) shares of TIVO Common Stock outstanding as of a specified date, and (ii) shares of TIVO Common Stock into or for which rights, options, warrants or other securities outstanding as of such date are exercisable or convertible.

     (e) "Qualified Public Offering" shall mean a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of TIVO in which (i) the per share price is at least Five Dollars ($5.00) per share (as adjusted for stock splits, combinations and similar events) and (ii) the gross cash proceeds to TIVO (before underwriting discounts, commissions and fees) are not less than $15,000,000.

                                      3.
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                                  Schedule 6

                 DIRECTV/TIVO Combo Receiver Minimum Criteria

1.   Joint Development of User Interface

     . The parties agree to work together in good faith to define a common user interface design for the DIRECTV/TIVO Combo Receiver.

     . The parties agree to work together in good faith to ensure software and service compatibility between the TIVO Service and DIRECTV Service.

     . TIVO agrees that DIRECTV/TIVO Combo Receiver will be enabled such that the DIRECTV Service (and related user interface) appears first to the consumer.

     . The TIVO Service (and related user interface) will be enabled as an option to the DIRECTV Service.

     . The parties agree to work together in good faith to develop appropriate branding and attribution in each of the DIRECTV Service and TIVO Service; provide that TIVO agrees that (1) DIRECTV may, at its option, use "Personal TV" or "Personal TV Service" when referring to the optional TIVO Service, and (2) the initial user interface for the TIVO Service will incorporate a DIRECTV on-screen appearance in a manner that is acceptable to DIRECTV.

     . DIRECTV will retain complete control of the content, services, features, look and feel of the DIRECTV Service, including the functionality necessary to operate all facets of the DIRECTV Service.

     . Subject to Section 2 below, TIVO will retain complete control of the content, services, features, look and feel of the TIVO Service, including the functionality necessary to operate all facets of the TIVO Service.

     . Any changes in the overall user interface will involve the participation of both parties.

2.   Promotional Showcases

     . As part of the TIVO Service, TIVO currently intends to promote and deliver 64 promotional showcases" on the TIVO Service. "Promotional showcases" consist of short-duration, promotional spots or advertisements offered on the TIVO Service highlighting selected programming offered on premium and other networks.

     . TIVO shall have exclusive control over the timing, duration, placement and content of promotional showcases which are not delivered using the Bandwidth Capacity provided pursuant to Section 3 of the Marketing Agreement, subject to the standards set forth in Sections 2.1.5(a),
          (b), (c) and (d) of the Marketing Agreement.

                                      1.

     . If TIVO uses the bandwidth provided pursuant to Section 3 of the Marketing Agreement to deliver such promotional showcases:

               - TIVO shall have the right to control the timing, duration, placement and content of all such promotional showcases subject to (i) DIRECTV's right to require TIVO to make any change in the timing, duration, placement or content which DIRECTV determines to be necessary in its sole discretion and (ii) the standards set forth in Sections 2.1.5(a), (b),
                    (c) and (d) of the Marketing Agreement.

               - DIRECTV shall have the right to prohibit or restrict any such promotional showcases which DIRECTV determines in its sole discretion may be detrimental to DIRECTV's business.

     . TIVO will provide to DIRECTV [*] promotional showcase on the showcase portion of the joint user interface (with links to multiple promotional showcases promoting DIRECTV programming), which may be used by DIRECTV to promote DIRECTV programming. DIRECTV will use additional bandwidth capacity on a DIRECTV Satellite (and not the Bandwidth Capacity made available to TIVO pursuant to Section 3 of the Marketing Agreement) to provide the programming content for such promotional showcases. DIRECTV shall not pay for [*] but shall pay for [*].

     . TIVO shall keep DIRECTV reasonably informed of upcoming promotional showcases in order to allow DIRECTV to manage its promotional programming and avoid conflicting or competitive promotional product

     . DIRECTV shall have the right to have any networks designated by DIRECTV promoted via TIVO showcases at rates paid to TIVO that are equal or better than rates actually charged to any of TIVO's third party customers.

3.   Functionality

     . The DIRECTV/TIVO Combo Receiver shall be developed in a manner that will allow a customer who owns a DIRECTV/TIVO Combo Receiver to (i) receive high quality uninterrupted DIRECTV Service and (ii) use the "live pause," "fast-forward" and "rewind" features of the DIRECTV/TIVO Combo Receiver, in each case whether or not such customer subscribes to the TIVO Service.

4.   Technical Specifications

     . The DIRECTV/TIVO Combo Receiver shall conform to DIRECTV technical specifications, as such specifications may be amended by DIRECTV from time to time.

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      2.